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                                                                    Exhibit 10.7

          Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                     TIVO INC. TECHNOLOGY LICENSE AGREEMENT

     This TiVo Inc. Technology License Agreement (the "Agreement") is entered into as of October 12, 2001 (the "Effective Date") by and between Sony Corporation, a Japanese corporation having its principal place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001 ("Sony"), and TiVo Inc., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California 95002 ("TiVo").

                                     Recitals

     Whereas, TiVo has developed certain technology that enables, among other functionality, one touch recording, pausing, rewinding and slow-motion viewing of television programming;

     Whereas, Sony desires to (a) license such technology for use in (i) devices manufactured by or on behalf of Sony and its authorized sublicensees for use with services offered by or on behalf of Sony or TiVo and (ii) services offered by or on behalf of Sony, and (b) obtain certain services of TiVo qualified engineers in order to assimilate such technology into such devices and/or services; and

     Whereas, TiVo is willing to license such technology to Sony and provide such engineering services on the terms and conditions set forth in this Agreement.

     Now, Therefore, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth in this Agreement, Sony and TiVo agree as follows:

                                    Agreement

1. Definitions. The capitalized terms in this Agreement shall have the following meaning:

     1.1 "Acceptance Period" shall mean (a)[ * ] days after the receipt by Sony of each of the Manufacturing Release of the TiVo Client Interim Release [*]and TiVo Server Interim Release[ * ] (b)[ * ] days after the receipt by Sony of each of the TiVo Client [ * ]and TiVo Server[ * ] and (c)[ * ] days after the receipt by Sony of each TiVo Client Upgrade and TiVo Server Upgrade.

     1.2 "Affiliate" shall mean any solvent entity in which either party, either directly or indirectly, at any time during the term of the licenses in Section 2 (License Grants) (a) holds one hundred percent (100%) of the issued shares of voting stock (or similar indicia of ownership); or (b) has the power to exercise one hundred percent (100%) of the voting rights. An Affiliate shall cease to be an Affiliate on the date that it no longer meets the criteria set forth above. Each Party acknowledges and agrees that any breach of this Agreement by an Affiliate of a Party shall be deemed a breach by such Party. Notwithstanding the foregoing criteria, Sony and TiVo may

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mutually agree that certain of Sony's[*] Affiliates will be treated as and receive the benefits and rights of "Affiliates" under this Agreement. TiVo agrees that it will discuss such matter with Sony in good faith. Additionally, the parties agree that TiVo International shall be considered an Affiliate of TiVo for all purposes under this Agreement.

     1.3 "Authorized Personnel" shall mean any (a) employees of Third Parties, which employees have agreed in writing to the nondisclosure obligations and restrictions on use contained in Exhibit B (Secure Procedures for Handling TiVo Source Code); (b) Sony employees, who have agreed to be bound by nondisclosure obligations and restrictions no less restrictive than those contained in Exhibit B (Secure Procedures for Handling TiVo Source Code); or (c) employees of any Sony Source Code Affiliate, who have agreed to be bound by nondisclosure obligations and restrictions no less restrictive than those contained in Exhibit B (Secure Procedures for Handling TiVo Source Code), all of the foregoing in
(a), (b) and (c) that are permitted to receive information related to any Source Code that TiVo provides to Sony under the terms of this Agreement ("TiVo Source Code"). Sony agrees that for purposes of this Section 1.3 (Authorized Personnel), Third Parties located in Japan shall be companies or divisions of companies whose primary business is providing contract engineering and software development services for others (e.g., Dr. Design) and shall not include any companies or divisions of companies who offer or provide products or services that compete with the TiVo Service or products incorporating TiVo's Personal Digital Recording Technology. For purposes of this Section 1.3 (Authorized Personnel), Third Parties located outside Japan shall be companies whose primary business is providing contract engineering and software development services for others (e.g., Dr. Design) and shall not include any companies who offer or provide products or services that compete with the TiVo Service or products incorporating TiVo's Personal Digital Recording Technology. Sony shall provide TiVo with written notice of any Third Party to whom Sony or a Sony Source Code Affiliate provides access to TiVo Source Code and shall, upon TiVo's request, provide copies of the nondisclosure agreements signed by the individuals of such Third Party. If Sony wishes to confirm that a Third Party is in this category it shall provide written notice of such proposed disclosure to TiVo, and if TiVo fails to object to such disclosure in writing within [ * ] business days of such notice from Sony, Sony may disclose the TiVo Source Code to such Third Party, as applicable. Any breach of the confidentiality and use restrictions in Exhibit B (Secure Procedures for Handling TiVo Source Code) by employees of any Sony Source Code Affiliates or Third Party provided with access to the TiVo Source Code hereunder, shall be deemed to be a breach by Sony. The Authorized Personnel shall use the TiVo Source Code solely on premises owned or leased by or otherwise under the direct control of Sony or a Sony Source Code Affiliate.

     1.4 "ASP Services" shall mean data provisioning, content delivery, and other backend services that support Sony Products or CE Sublicensee Products similar in type and scope to the TiVo Service then being provided by TiVo in the United States.

     1.5 "CE Sublicensee" shall mean a Third Party (a) whose headquarters are located in Japan; (b) whose primary business is that of either (i) manufacturing, offering and providing consumer electronics products, or (ii) offering and providing consumer services; (c) who have

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executed a CE Sublicense Agreement; and (d) who is identified in the list of potential CE Sublicensees is set forth on Exhibit I (CE Sublicensees), which may be amended by the agreement of both parties (with consent to such amendments not being unreasonably withheld or delayed by either party).

     1.6 "CE Sublicense Agreement" shall mean the executed agreement between Sony and the CE Sublicensee, which governs such CE Sublicensee's use of the TiVo Technology. The minimum terms of such CE Sublicense Agreements are set forth in Exhibit C (Minimum Terms and Conditions for Sublicense Agreements).

     1.7 "CE Sublicensee Products" shall mean products developed by a CE Sublicensee incorporating all or any part of the TiVo Technology and marketed under either the CE Sublicensee's brand, a MSO's brand or co-branded between the CE Sublicensee and a MSO. For the avoidance of doubt, CE Sublicensee Products shall not include products manufactured by or for a CE Sublicensee for distribution or sale under an original equipment manufacturer (OEM) relationship but may include products that are manufactured by a CE Sublicensee under the brand of a MSO.

     1.8 "Claim" shall mean any of the following: liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including reasonable attorney's fees and court costs).

     1.9 "Client Technology Documentation" shall mean the documentation that TiVo provides to Sony related to the TiVo Client Technology.

     1.10 "Confidential Information" shall mean any proprietary and/or non-public information that one party (the "Disclosing Party") discloses or makes available to the other party (the "Receiving Party"), which the Receiving Party knows or has reason to know is considered confidential by the Disclosing Party. Confidential Information includes, without limitation, Source Code, hardware, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, the TiVo Technology and unannounced product information. For purposes of this Agreement, Confidential Information also includes all such information disclosed between the parties in the course of negotiating this Agreement, and the letter of intent that preceded this Agreement and the Interim Services Agreement. Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation:
(a) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information at the time that such development occurred; (b) became known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure; (e) was approved for disclosure by the Disclosing Party beforehand and in writing; or (f) was disclosed by Disclosing Party to a competitor of Receiving Party without obligations of confidentiality.

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     1.11 "End User" shall mean an individual consumer who purchases a product for such consumer's own personal use and not for resale or further distribution.

     1.12 "End User License Agreement" shall mean the agreement between Sony, its Affiliate or a CE Sublicensee (or any of such party's MSOs) and the End User, which governs such End User's use of the TiVo Technology as incorporated in a Sony Product or a CE Sublicensee Product. The minimum terms of such End User License Agreements are set forth in Exhibit D (Minimum Terms and Conditions for End User Agreements).

     1.13 "GAAP" shall mean the then current applicable Generally Accepted Accounting Principles in the United States consistently applied as recognized or accepted by the United States Securities and Exchange Commission and the Financial Accounting Standards Board. As used herein, "GAAP" shall also include cost accounting principles that are generally accepted in the United States.

     1.14 "Improvements" shall mean any and all adaptations, customizations, modifications, revisions, improvements, enhancements, and any other developments derived from or based on all or any portion of the TiVo Technology including, without limitation, any derivative works of any copyrightable material therein, as defined by the Copyright Law of the United States of America, Title 17 U.S.C. Section.101 et seq.

          (a) "Sony Improvements" shall mean any Improvements that are developed solely by or for Sony or its Affiliate, without any assistance from TiVo.

          (b) "TiVo Improvements" shall mean any Improvements that are developed solely by or for TiVo or its Affiliate, without any assistance from Sony, and which do not otherwise meet the definition of Joint Innovations.

     [*]

     1.15 "Innovations" shall mean any processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs.

     1.16 "Interim Services Agreement" shall mean the agreement entered into by Sony and TiVo on August 10, 2001 relating to certain engineering services to be provided by TiVo for Sony.

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     1.17 "Joint Innovations" shall mean [*]Innovations [ * ]of the engineering services to be provided under Section 7 (TiVo Engineering Services) or the Interim Services Agreement, either [ * ]or[ * ] employ.

     1.18 "License Fee" shall mean the [ * ]license fee in the amount of[ * ] that Sony is to pay to TiVo under the terms of Section 6.1 (License Fee).

     1.19 "Majority-Owned Affiliate" shall mean any entity in which a party, either directly or indirectly, at any time during the Term, controls, is under common control or is controlled by such party. For the purposes of this definition, control means ownership or the ability to control, directly or indirectly, fifty percent (50%) or more of the securities that have the right to elect the Board of Directors or similar management group of the entity. A Majority-Owned Affiliate shall cease to be a Majority-Owned Affiliate on the date that it no longer meets the criteria set forth above. Each Party acknowledges and agrees that any breach of this Agreement by a Majority-Owned Affiliate shall be deemed a breach by such Party.

     1.20 "Manufacturing Release" shall mean the version of TiVo Technology that
(a) has passed TiVo's quality assurance tests [ * ]to be conducted by TiVo with respect to such TiVo Technology); (b) performs in all respects in accordance with the Post Build Test Criteria; (c) has been determined by TiVo to be suitable for use in and distribution to TiVo's consumer network using Personal Digital Recording Technology; and (d) would otherwise be available for distribution by TiVo through a general release as part of the TiVo Service.

     1.21 "Material CE Sublicensee Breach" shall mean the following breaches by a CE Sublicensee of the CE Sublicense Agreement: (a) [ * ]material breach of the confidentiality obligations; or (b) a Repeated Breach of[ * ] any combination of the foregoing.

     1.22 "Material Sony Breach" shall mean the following breaches of this Agreement by Sony or its Affiliate: (a) a material breach of the Source Code license grants or restrictions in Section 2 (License Grants); (b) [ * ]material breach of the [ * ] (iii) any combination of the foregoing.

     1.23 "MSO" shall mean an entity owning or operating one or more wireline, wireless, or satellite distribution systems providing video programming to subscribers.

     1.24 "Object Code" shall mean computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly.

     1.25 "Personal Digital Recording Technology" shall mean client-based and server-based technology that enables (a) one touch recording, pausing, rewinding and slow motion viewing of television programming; (b) the delivery of program schedule, content and other information to consumer devices; and (c) the updating and revision management of software installed on consumer devices.

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     1.26 "Post Build Test Criteria" shall mean the criteria used by TiVo to verify that the TiVo Client Technology and the TiVo Server Technology function properly and meet TiVo's quality assurance metrics for Manufacturing Release. All Post Build Test Criteria shall be (a) of reasonable detail, and (b) consistent with the sample attached hereto as Exhibit T (Post Build Test Criteria).

     1.27 "Qualifying Revenue" shall mean the revenue of a given entity from the sale, license or provision of services relating to video, as consolidated at the top most parent level, plus a pro rata share of the revenue of subject entities that are not so consolidated in which the given entity has an "economic interest" (whether directly or indirectly, including, without limitation, ownership of the right to receive a share of the revenue, profits, dividends or capital appreciation of an entity) based on the percentage of "economic interest" of the given entity in the subject entity.

     1.28 "Repeated Breach"                        shall mean [*]or more
                            ----------------------
material breaches of this Agreement by Sony or its Affiliate, or of a CE Sublicense Agreement by a CE Sublicensee; within any twelve (12) month period (without giving effect to cure periods); provided, however, that an allegation of a material breach that is determined not to be true or substantiated by a court of competent jurisdiction or arbitral panel (if arbitration is mutually agreed to by the parties) shall not constitute a material breach for purposes of determining whether a Repeated Breach has occurred. In order for any breach of this Agreement by Sony or its Affiliate, or any breach of a CE Sublicense Agreement by a CE Sublicensee, to constitute a Repeated Breach, TiVo must provide Sony with a written notice identifying the alleged breach and reasonable evidence of such breach. [ * ]

     1.29 "Royalty[ * ]" shall mean [ * ]or the [ * ] amount as set forth below. In the event that Sony does not [ * ]of the TiVo Client Technology and [ * ]of the TiVo Server Technology [ * ]collectively[ * ] on or before [ * ]then the Royalty [ * ]shall [ * ]for a Royalty [ * ]of [ * ]In the event that Sony does[
* ] but does not [ * ]TiVo Client [ * ]and TiVo Server [ * ]on or before [ * ]then the Royalty [ * ]shall [ * ]for a Royalty [ * ]For purposes of this
Section 1.29 [ * ]Royalty [ * ]an[ * ] is a [ * ]of the applicable [ * ]that Sony [ * ] pursuant to the [ * ]For clarity, except as provided below, (a) if Sony [ * ]on or before the dates set forth above, then the Royalty [ * ]or (b) if Sony [ * ]on or before[ * ] but does [ * ]in the [ * ]on or before[ * ] then the Royalty [ * ]The [ * ]in the Royalty[ * ] provided herein are Sony's [ * ]in the event[ * ] as the case may be.

     1.30 "Royalty Report" shall mean a report containing (a) a list of all CE Sublicensees of the TiVo Client Technology and the license fees and/or royalties Sony receives under each CE Sublicense Agreement; (b) the number of all CE Sublicensee Products at the time a royalty accrues to Sony but no later than the time of shipment or transfer to either a Third Party or a retail store owned by such CE Sublicensee (whichever occurs first) identified by CE Sublicensee and the CE Sublicensee's product identifier (such as model number); (c) a list of all CE Sublicensees of the TiVo Server Technology and the license fees and/or royalties Sony receives for each CE Sublicense Agreement; (d) the number of all Sony Video Recording Devices

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shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for sale and use within a TiVo Service Area and the Sony product identifier (such as model number); and
(e) the number of all Sony Video Recording Devices shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) intended for sale and use outside a TiVo Service Area and, if reasonably possible at no additional charge to Sony, whether such product was shipped for sale in Europe, the Americas or Asia, and Sony's product identifier (such as model number).

     1.31 "Server Technology Documentation" shall mean the documentation and other specifications TiVo provides to Sony related to the TiVo Server Technology.

     1.32 "Sony Primary Affiliates" shall mean the following Affiliates of Sony:
Sony Electronics Inc. and Sony Europe GmbH.

     1.33 "Sony Products" shall mean products including, without limitation, Sony Video Recording Devices, developed by or for Sony or its Affiliates (a) incorporating all or any portion of the TiVo Client Technology; and (b) either marketed under the brand of Sony or its Affiliates, under a MSO brand, or co-branded with any combination of the foregoing. Except with respect to the sale of Sony Products under a MSO's brand or a co-branded product (as described above), for the avoidance of doubt, Sony Products shall not include products manufactured by or for Sony or its Affiliates for distribution or sale under an original equipment manufacturer (OEM) relationship.

     1.34 "Sony Source Code Affiliates" shall mean the following Affiliates of
Sony: [*]

     1.35 "Sony Video Recording Device" shall mean a Video Recording Device developed by or for Sony or its Affiliates (a) incorporating all or any portion of the TiVo Client Technology; and (b) either marketed under the brand of Sony or its Affiliates, under a MSO brand, or co-branded with any combination of the foregoing. Except with respect to sale of Sony Video Recording Devices under MSO's brand or a co-branded product (as described above), for avoidance of doubt, Sony Video Recording Devices shall not include products manufactured by or for Sony or its Affiliates for distribution or sale under an original equipment manufacturer (OEM) relationship.

     1.36 "Source Code" shall mean computer programming code and all associated header files that may be displayed in a form readable and understandable by a programmer of ordinary skill including any related source code level system documentation, comments and procedural code, such as job control language and which requires further compilation or other processing to be executed by a computer.

     1.37 "Taxes" shall mean any sales, use, excise, import or export, value-added or similar tax or duty, and any other tax, including any penalties and interest, and all government permit or license fees and all customs and similar fees and any costs associated with the collection or withholding of any of the foregoing items.

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     1.38 "Term" shall mean seven (7) years after the Effective Date unless earlier terminated in accordance with Section 13 (Term and Termination).

     1.39 "Third Party" shall mean any entity or individual (including Majority-Owned Affiliates of each party, unless a Majority-Owned Affiliate of Sony is deemed an Affiliate pursuant to Section 1.2 (Affiliate)) other than Sony, TiVo or their respective Affiliates.

     1.40 "Third Party Technology" shall mean any software, components, parts, subassemblies or technology owned or controlled by a party other than TiVo (or its Affiliates) and specified on Exhibit E (Third Party Technology), as may be amended from time to time in accordance with the terms of Section 2.3 (Third Party Technology), which may be incorporated or referenced in, or required for use of, the TiVo Technology.

     1.41 "TiVo Client Technology" shall mean the TiVo Client Initial Release, TiVo Client Interim Releases, TiVo Client[*] and, if licensed by Sony, TiVo Client Upgrades, along with any pre-release versions that may be provided by TiVo from time to time. TiVo shall provide any and all software components of the TiVo Client Technology to Sony in Source Code form.

          (a) "TiVo Client Initial Release" shall mean the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Video Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology) as it exists on the Effective Date. As such, the TiVo Client Initial[ * ] Release.

          (b) "TiVo Client Interim Releases" shall mean (a) the[ * ] of the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology); and (b)[ * ] of the[ * ] hardware reference design and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology). [ * ]of the software shall not be a[ * ], but shall [ * ]In the event that TiVo makes available for general release a version of the TiVo Client Technology between [ * ]other than those described above, TiVo shall [ * ]and [ * ]in "[ * ]for all purposes of this Agreement.

          (c) "TiVo Client[ * ]" shall mean the [ * ]of [ * ] of the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates (which shall include a[ * ]), as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology).

          (d) "TiVo Client Upgrades" shall mean any TiVo Improvements to TiVo Client [ * ] owned by TiVo or its Affiliates that are made available by TiVo or its Affiliates for general

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release to its Third Party licensees or distributed by TiVo through a general release to its network of existing personal digital video recorders.

     1.42 "TiVo[ * ]" shall mean a Sony Video Recording Device[*].

     1.43 "TiVo International" shall mean a subsidiary of TiVo formed under the name "TiVo International, Inc."

     1.44 "TiVo Marksshall mean the trademarks, service marks, trade names and logos of TiVo, specifically set forth in Exhibit G (TiVo Marks). This Exhibit G (TiVo Marks) may be amended upon the written agreement of the parties.

     1.45 "TiVo Patent Rights" shall mean all of the following to the extent claiming, covering or encompassing any invention or other subject matter applicable to the TiVo Technology, which are owned by TiVo or its Affiliates:
(a) all patents, utility models, certificates of invention and other governmental grants for the protection of inventions anywhere in the world and all reissues, renewals, re-examinations and extensions thereof (based on the patent applications described in Section 1.45(b)); (b) all patent applications filed within five (5) years of the Effective Date; (c) all applications for any of the foregoing including without limitation any international, provisional, divisional, continuation, continuation-in-part, and continuing prosecution applications; and (d) all rights in, arising out of, or associated with any of the foregoing anywhere in the world.

     1.46 "TiVo Proprietary Rights" shall mean any and all intellectual property rights, excluding trademark, service mark, domain name and TiVo Trade Dress rights, arising under statutory or common law and whether or not perfected, owned, in whole or in part, by TiVo or its Affiliates including, without limitation, all (a) TiVo Patent Rights; (b) rights associated with works of authorship, including copyrights and moral rights; (c) mask work rights; (d) trade secrets and Confidential Information; and (e) rights analogous to those set forth in this definition and any other intellectual property rights.

     1.47 "TiVo Service" shall mean the personal video recording services offered and provided by TiVo at any given time under the mark "TiVo," which includes the use of Personal Digital Recording Technology in Video Recording Devices installed in End Users' homes.

     1.48 "TiVo Service Area" shall mean the geographic regions at any given time where the TiVo Service is offered by TiVo. A list of the geographic regions currently in the TiVo Service Area is set forth in Exhibit J (TiVo Service Area) which TiVo may update from time to time.

     1.49 "TiVo Server Technology" shall mean the TiVo Server Initial Release, TiVo Server Interim Releases, TiVo Server[ * ] and, if licensed by Sony, TiVo Server Upgrades, along with any pre-release versions that may be provided by TiVo from time to time. Unless Sony exercises its license option in Section 5.2(a) (Server Source Code License), any and all software

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components of the TiVo Server Technology shall be provided to Sony solely in
Object Code form.

          (a) "TiVo Server Initial Release" shall mean the software, hardware reference design and other components of the TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology) as it exists on the Effective Date. [*]

          (b) "TiVo Server Interim Releases" shall mean (a) the [ * ] of [ * ] of the software, hardware reference design and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology); and (b)[ * ] of the software, hardware reference design and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology). [ * ]of the software shall not be a[ * ], but shall [ * ]In the event that TiVo makes available for general release a version of the TiVo Server Technology between [
* ]other than those described above, TiVo shall [ * ]and [ * ]in[ * ] for all purposes of this Agreement.

          (c) "TiVo Server [ * ] shall mean the [ * ] of [ * ] of the software, hardware reference design, and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo or its Affiliates that supports TiVo Client[ * ] as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony pursuant to Exhibit A (TiVo Technology).

          (d) "TiVo Server Upgrades" shall mean any TiVo Improvements to TiVo Server [ * ]owned by TiVo or its Affiliates that are made available by TiVo or its Affiliates for general release to its Third Party licensees or used by TiVo to support TiVo Client Upgrades.

     1.50 "TiVo Technology" shall mean the TiVo Client Technology and TiVo Server Technology, collectively, including any Updates that Sony may receive under TiVo Maintenance (as defined in Section 5.1(b) (TiVo Maintenance)).

     1.51 "TiVo Trade Dress" shall mean the unique and inherently distinctive features of the TiVo Service described in Exhibit O (TiVo Trade Dress).

     1.52 "Trigger Event" shall mean the first to occur of any of the following:

          (a) if the licenses in this Agreement and the TiVo International, Inc. Technology License Agreement between TiVo International and Sony Corporation dated as of the date hereof are[ * ]by a [ * ]of[ * ]; or

          (b) after either the [ * ]by another entity or[ * ] if (i) the[ * ] calculated for the combined entities, including the [ * ]to the date of such [ * ], being or becoming [ * ]for each [ *

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]over any[ * ]; and (ii) such[*] at the time it meets the [ * ]criteria above after the [ * ]has [ * ]of[ * ] and [ * ]of[ * ] or

          (c) when TiVo itself (i) [ * ]for [ * ]over any[ * ]; and (ii) at the time [ * ]meets the [ * ]criteria above, has [ * ]of[ * ] and [ * ]

     1.53 "Video Recording Device" shall mean a component or device, the principal purpose of which is the recording and playback of a sequence of images, whether or not accompanied by sounds ("Video"), on any digital media, whether such media is now in existence or which comes into existence in the future. The Video signal may be analog or digital and may be delivered to the Video Recording Device by terrestrial broadcast, satellite, cable[ * ]. A Video Recording Device may be a standalone product or part of a larger product.

     1.54 "Warranty Period" shall mean (a) for TiVo Client Interim Release [ * ]and TiVo Server Interim Release[ * ] days after acceptance; (b) for TiVo Client Interim Release [ * ]and TiVo Server Interim Release [ * ], until acceptance of [ * ]or[ * ], whichever occurs first; (c) for TiVo Client [ * ]and TiVo Server[
* ] days after acceptance; and (d) for TiVo Client Upgrades and TiVo Server Upgrades,[ * ] days after acceptance.

2. License Grants.

     2.1 TiVo Technology License (Japan).

          (a) TiVo Client Technology. TiVo grants to Sony and its Affiliates a royalty-free, perpetual, irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo Proprietary Rights, to:

               (i) Internally use, perform, display, reproduce, modify and create Improvements to the TiVo Client Technology;

               (ii) Make and have made Sony Products, provided that any software embodying the TiVo Client Technology incorporated in such Sony Products shall be solely in Object Code form;

               (iii) Provide services for End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology using the TiVo Client Technology;

               (iv) Use, display, distribute, perform, offer to sell, sell and import Sony Products solely in Japan and[ * ] the TiVo Client Technology to create such Sony Products solely for use in Japan; and

               (v) Sublicense to End Users of Sony Products (either directly or through MSOs), solely for use in Japan, the right to use, display and perform any TiVo Client

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Technology incorporated in such Sony Products; provided that all such sublicenses shall be subject to the restrictions set forth in Section 2.4(d) (End User Agreements).

          (b) TiVo Server Technology License. TiVo grants to Sony and its Affiliates a royalty-free, perpetual, irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo Proprietary Rights, to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology solely in Japan;

               (ii) Internally [*]of the TiVo Server Technology[ * ]of the TiVo Server Technology [ * ] TiVo Server Technology") solely in Japan; and

               (iii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, solely to End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology and [ * ]the TiVo Server Technology and[ * ] TiVo Server Technology to create and provide such services solely to End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology.

          (c) TiVo Client Technology Sublicense. TiVo grants to Sony an irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-exclusive license to sublicense to CE Sublicensees a non-exclusive and non-transferable right, under the TiVo Proprietary Rights (without the right to grant further sublicenses except as expressly set forth herein), to:

               (i) Internally use the TiVo Client Technology, provided that any software embodying the TiVo Client Technology shall be provided to and used by such CE Sublicensee solely in Object Code form;

               (ii) Make and have made CE Sublicensee Products, provided that any software embodying the TiVo Client Technology incorporated in such CE Sublicensee Products shall be solely in Object Code form;

               (iii) Use, display, distribute, perform, offer to sell, sell, and import CE Sublicensee Products solely in Japan and[ * ] the TiVo Client Technology to create such CE Sublicensee Products solely for use in Japan; and

               (iv) Sublicense to End Users of such CE Sublicensee Products (either directly or through MSOs), solely for use in Japan, the right to use, display and perform any TiVo Client Technology incorporated in such CE Sublicensee Products; provided that all such sublicenses shall be subject to the restrictions set forth in Section 2.4(d) (End User Agreements).

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          (d) TiVo Server Technology Sublicense. TiVo grants to Sony an irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-exclusive license to sublicense to CE Sublicensees a non-exclusive and non-transferable right, under the TiVo Proprietary Rights (without the right to grant further sublicenses), to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology and[ * ] TiVo Server Technology in Object Code form only and solely in Japan; and

               (ii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, solely to End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology located in Japan and [*]the TiVo Server Technology and Modified TiVo Server Technology to create and provide such services solely to End Users of Sony Products, CE Sublicensee Products, or products of Third Parties based on TiVo Technology located in Japan; provided that any software embodying the TiVo Server Technology shall be used, reproduced, displayed, distributed, and performed solely in Object Code form.

          (e) TiVo Technology Limitations. Sections 2.1(c) (TiVo Client Technology Sublicense) and 2.1(d) (TiVo Server Technology Sublicense) are the sole rights of Sony to sublicense the TiVo Technology under this Agreement.

     2.2 TiVo Technology License (worldwide).

          (a) TiVo Client Technology License. TiVo grants to Sony and its Affiliates a perpetual, irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo Proprietary Rights, to:

               (i) Internally use, perform, display and reproduce, modify and create Sony Improvements to the TiVo Client Technology solely for use in Sony Video Recording Devices;

               (ii) Make and have made Sony Video Recording Devices, provided that any software embodying the TiVo Client Technology incorporated in such Sony Video Recording Devices shall be solely in Object Code form;

               (iii) Provide services for End Users of Sony Video Recording Devices located anywhere in the world using the TiVo Client Technology;

               (iv) Use, display, distribute, perform, offer to sell, sell, and import Sony Video Recording Devices for use worldwide and[ * ] the TiVo Client Technology to create such Sony Video Recording Devices for use worldwide; and

               (v) Sublicense to End Users of Sony Video Recording Devices (either directly or through MSOs), for use worldwide, the right to use, display and perform any TiVo

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Client Technology incorporated in such Sony Video Recording Devices, provided that all such sublicenses shall be subject to the restrictions set forth in
Section 2.4(d) (End User Agreements).

          (b) TiVo Server Technology License. TiVo grants to Sony and its Affiliates a perpetual, irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo Proprietary Rights, to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology; and

               (ii) Internally [*]of the TiVo Server Technology and[ * ] of the TiVo Server Technology; and

               (iii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, to End Users of Sony Video Recording Devices located anywhere in the world and [ * ]the TiVo Server Technology and Modified TiVo Server Technology to create and provide such services to End Users of Sony Video Recording Devices anywhere located in the world.

     2.3 Third Party Technology. Sony acknowledges that the TiVo Technology may incorporate, reference or require the use of certain Third Party Technology and that licenses granted pursuant to Section 2.1 (TiVo Technology License (Japan)) and 2.2 (TiVo Technology License (worldwide)) specifically exclude any license rights in or to such Third Party Technology. For clarification, except as related to the Third Party Technology specified in Exhibit E (Third Party Technology), TiVo shall indemnify Sony and its Affiliates from and against any Claims by Third Parties who claim infringement of their rights by the rights licensed hereunder, in accordance with Section 12 (Indemnification). Sony acknowledges that Sony and its Affiliates shall be responsible for obtaining the necessary rights in the Third Party Technology. TiVo agrees to keep the list of Third Party Technology current and, except with respect to TiVo Client Upgrades and TiVo Server Upgrades, will obtain Sony's written consent prior to amending Exhibit E (Third Party Technology). With respect to TiVo Client Upgrades and TiVo Server Upgrades, TiVo will, upon Sony's reasonable request, provide Sony with (a) written notice of any applicable amendment to Exhibit E (Third Party Technology); (b) a price list of such Third Party Technology; and (c) reasonable assistance to Sony in any efforts to obtain a license to such Third Party Technology (other than the payment of money).

     2.4 License Restrictions.

          (a) Handling of TiVo Source Code. The terms and conditions with respect to Sony's handling of any TiVo Source Code are set forth in Exhibit B (Secure Procedures for Handling TiVo Source Code).

          (b) TiVo User Interfaces and Related TiVo Trade Dress. Notwithstanding any other provision of this Agreement, the licenses granted in Section 2 (License Grants) shall not include a license to any intellectual property rights in or to the TiVo Trade Dress regardless of

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whether such elements or features are included in the TiVo Technology. Sony shall not, and shall not permit any Affiliate of Sony or a CE Sublicensee to:
(i) use, reproduce, or otherwise replicate in any manner the TiVo Trade Dress; or (ii) develop or use any user interface features or elements that violates TiVo's intellectual property rights to the TiVo Trade Dress as defined under United States law.

          (c) Sublicense Agreements. Sony shall protect TiVo's interest in the TiVo Technology and shall ensure that any sublicenses of the TiVo Technology under Sections 2.1(c) (TiVo Client Technology Sublicense) or 2.1(d) (TiVo Server Technology Sublicense) shall be pursuant to a CE Sublicense Agreement containing the minimum terms and conditions contained in Exhibit C (Minimum Terms and Conditions for Sublicense Agreements). Sony shall use reasonable diligence to monitor each CE Sublicensee's compliance with the CE Sublicense Agreement and if Sony becomes aware of a breach of any minimum terms and conditions contained in Exhibit C (Minimum Terms and Conditions for Sublicense Agreements) by a CE Sublicensee, Sony shall (i) promptly notify TiVo in writing of such breach, and
(ii) at TiVo's expense, provide any cooperation and assistance that TiVo may reasonably require in enforcing TiVo's rights in and to the TiVo Technology. If a CE Sublicensee breach constitutes a Material CE Sublicensee Breach, then Sony shall, upon TiVo's written request, promptly provide written notice of termination of such CE Sublicensee's license rights in or to the TiVo Technology and enforce such termination in accordance with the terms of such CE Sublicense Agreement. If Sony is in compliance with the obligations in this Section 2.4(c) (Sublicense Agreements), TiVo acknowledges that Sony shall have no liability to TiVo or any Third Party for any (i) breach by a CE Sublicensee of a CE Sublicense Agreement; or (ii) termination by Sony of any CE Sublicense Agreement.

          (d) End User Agreements. Sony shall protect TiVo's interest in the TiVo Technology and shall ensure that any sublicenses granted to End Users by Sony, its Affiliates, MSOs or CE Sublicensees shall be pursuant to an End User License Agreement containing the minimum terms and conditions contained in Exhibit D (Minimum Terms and Conditions for End User Agreements).

          (e) General Restrictions. Sony and its Affiliates shall not, and shall not authorize any Third Party to: (i) translate, reverse engineer, decompile, disassemble, attempt to derive the Source Code of any TiVo Technology provided to Sony solely in Object Code form; (ii) modify or create any Improvements of any TiVo Technology except as expressly provided in this Agreement; (iii) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any TiVo Technology, except as expressly provided in this Agreement; or (iv) obfuscate, alter or remove any of TiVo's copyright or other proprietary rights notices or legends appearing on or in the TiVo Technology as delivered to Sony, and all such markings shall be included on or in all copies of any portion of the TiVo Technology made by Sony, its Affiliates or any CE Sublicensee for their internal use (all marking required for copies distributed to Third Parties is set forth in Section 4 (Branding and Use of TiVo Marks)).

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          (f) "Have Made" Rights. The parties confirm that the "have made"
rights granted to Sony and its Affiliates in this Section 2 (License Grants) include the right [*]of the TiVo Technology to [ * ]solely for purposes of [ * ]on behalf of Sony and its Affiliates[ * ] Sony Products.

     2.5 Documentation License.

          (a) TiVo Client Technology Documentation. TiVo grants to Sony and its Affiliates under its copyright and trademark rights a non-exclusive, non-transferable license to modify, reproduce, and distribute the Client Technology Documentation for internal purposes and to MSOs and to CE Sublicensees; provided that such Client Technology Documentation shall only be used in connection with the TiVo Client Technology licenses granted in this Agreement or in the applicable CE Sublicense Agreement. For clarification, any Client Technology Documentation, to the extent it includes Source Code, shall be subject to the Source Code restrictions in Section 2.4(a) (Handling of TiVo Source Code) and any disclosure thereof shall be restricted to Sony Source Code Affiliates. Sony acknowledges and agrees that the disclosure and use of the Client Technology Documentation shall be in compliance with the confidentiality restrictions in Section 10 (Confidentiality) and the restrictions in Section 2.4 (License Restrictions).

          (b) TiVo Server Technology Documentation. TiVo grants to Sony and its Affiliates under its copyright and trademark rights a non-exclusive, non-transferable license to modify, reproduce and distribute the Server Technology Documentation for internal purposes and to CE Sublicensees; provided that such Server Technology Documentation shall only be used in connection with the TiVo Server Technology licenses granted in this Agreement or in the applicable CE Sublicense Agreement. For clarification, if Sony exercises its license option in Section 5.2(a) (Server Source Code License), any Server Technology Documentation, to the extent it includes Source Code, shall be subject to the Source Code restrictions in Section 2.4(a) (Handling of TiVo Source Code) and any disclosure thereof shall be restricted to Sony Source Code Affiliates. Sony acknowledges and agrees that the disclosure and use the Server Technology Documentation shall be in compliance with the confidentiality restrictions in Section 10 (Confidentiality) and the restrictions in Section 2.4 (License Restrictions).

          (c) TiVo End User Documentation . TiVo shall, from time to time, provide Sony certain documentation generally made available by TiVo to End Users of the TiVo Service that is intended to be used with the TiVo Technology licensed pursuant to this Agreement. TiVo grants to Sony and its Affiliates under its copyright and trademark rights a non-exclusive, non-transferable license to modify, reproduce and distribute (through multiple tiers of sublicensees) such TiVo End User documentation for internal purposes and to MSOs, CE Sublicensees and End Users of Sony Products and CE Sublicensee Products. Sony acknowledges and agrees that any modification, reproduction or distribution of such End User documentation must comply with the TiVo Trade Dress restrictions in Section 2.4(b) (TiVo User Interfaces and Related TiVo Trade Dress).

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3. Delivery and Development.

     3.1 Delivery of TiVo Technology. With respect to the TiVo Client Initial Release, the TiVo Server Initial Release and related Client Technology Documentation and Server Technology Documentation, TiVo shall, within [*]days of the Effective Date, deliver to Sony a master copy of the TiVo Client Initial Release, the TiVo Server Initial Release and related Client Technology Documentation and Server Technology Documentation in the formats specified in Exhibit A (TiVo Technology). Thereafter, TiVo shall deliver to Sony (a) all TiVo Client Interim Releases, TiVo Client [ * ]and related Client Technology Documentation in accordance with the schedule set forth in Exhibit A (TiVo Technology); and (b) all TiVo Server Interim Releases, TiVo Server[ * ] and related Server Technology Documentation in accordance with the schedule set forth in Exhibit A (TiVo Technology).

     3.2 Pre-Manufacturing Release. Sony acknowledges that the TiVo Client Initial Release and TiVo Server Initial Release shall be provided to Sony in the form as exists on the Effective Date. Such TiVo Client Initial Release and TiVo Server Initial Release are pre-Manufacturing Release versions of the TiVo Technology and such versions, along with any other pre-Manufacturing Release versions that may be provided to Sony by TiVo from time to time are provided to Sony "As Is," without any warranty of any kind (except as set forth in Section 1.41(b) (TiVo Client Interim Releases) and Section 1.49(b) (TiVo Server Interim Releases)), which provide that certain releases not contain any Priority 1 or Priority 2 Errors).

     3.3 Acceptance by Sony.

          (a) TiVo Client Technology Releases. Upon receipt by Sony of each of the TiVo Client Interim Releases[ * ], TiVo Client[ * ] and TiVo Client Upgrades, if Sony purchases such TiVo Client Upgrades, Sony shall run such release through its standard test procedures to ensure that it operates in accordance with the Post Build Test Criteria and includes the functions for such release described in Exhibit A (TiVo Technology) for such release. The TiVo Client Interim Releases[ * ], TiVo Client[ * ] and TiVo Client Upgrades, if Sony purchases such TiVo Client Upgrades, will be accepted or rejected by Sony within the applicable Acceptance Period. Prior to the conclusion of such Acceptance Period, Sony will provide TiVo with a written notice of (i) acceptance, or (ii) rejection, with such rejection notice specifying the reasons for rejection. The release shall be deemed irrevocably accepted by Sony in the event that (i) the release operates in accordance with the Post Build Test Criteria; (ii) Sony does not provide TiVo with written rejection of the release within such Acceptance Period; or (iii) Sony modifies or uses the release for purposes other than acceptance testing. If the release is rightfully rejected by Sony, TiVo will use commercially reasonable efforts to modify the release and the acceptance testing will be repeated as necessary until the release operates in accordance with the Post Build Test Criteria.

          (b) TiVo Server Technology Releases. Upon receipt by Sony of each of the TiVo Server Interim Releases[ * ], TiVo Server[ * ] and TiVo Server Upgrades, if Sony purchases such TiVo Server Upgrades, Sony shall run such release through its standard test

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procedures to ensure that it operates in accordance with the Post Build Test
Criteria and includes the functions for such release described in Exhibit A (TiVo Technology) for such release. The TiVo Server Interim Releases[*], TiVo Server[ * ] and TiVo Server Upgrades, if Sony purchases such TiVo Server Upgrades, will be accepted or rejected by Sony within the applicable Acceptance Period. Prior to the conclusion of such Acceptance Period, Sony will provide TiVo with a written notice of (i) acceptance, or (ii) rejection, with such rejection notice specifying the reasons for rejection. The release shall be deemed irrevocably accepted by Sony in the event that (i) the release operates in accordance with the Post Build Test Criteria; (ii) Sony does not provide TiVo with written rejection of the release within such Acceptance Period; or (iii) Sony modifies or uses the release for purposes other than acceptance testing. If the release is rightfully rejected by Sony, TiVo will use commercially reasonable efforts to modify the release and the acceptance testing will be repeated as necessary until the release operates in accordance with the Post Build Test Criteria.

     3.4 TiVo Technology Warranties; Warranty Limitation.

          (a) TiVo Client Technology Warranty. TiVo warrants to Sony and its Affiliates that, during the relevant Warranty Period, the relevant release of the TiVo Client Technology will operate in accordance with both the Post Build Test Criteria and the specifications described in Exhibit A (TiVo Technology) (including the attachment thereto) for such release. Sony agrees to report to TiVo in writing during the Warranty Period any failure to meet the warranty described in this Section 3.4(a) (TiVo Client Technology Warranty) (a "TiVo Client Technology Error"). Sony's Affiliates may report TiVo Client Technology Errors during the Warranty Period and pursue remedies under this warranty only through Sony or a Sony Primary Affiliate. Such errors will be reported to TiVo in a form, and with reasonable supporting information and materials reasonably requested by TiVo, to enable it to verify, diagnose and correct the reported TiVo Client Technology Error. TiVo shall respond and confirm that the reported TiVo Client Technology Error is in fact an error attributable to the TiVo Client Technology within [ * ] business days after Sony's report of the error. TiVo will then designate the priority of the TiVo Client Technology Error in accordance with the priority definitions in Exhibit P (TiVo Maintenance), give written notice of such designation (and the reasons therefor) to Sony and will use reasonable commercial efforts to correct the TiVo Client Technology Error within the following time periods after confirmation of the error: [ * ] days for Priority 1 and 2 errors; [ * ]days for Priority 3 errors; and[ * ] days for Priority 4 errors. If TiVo is unable to correct the TiVo Client Technology Error within such specified time periods, TiVo shall either replace the TiVo Client Technology release with functionally equivalent software or repair the TiVo Client Technology release so it operates in accordance with the warranty within such time periods. If TiVo decides the reported TiVo Client Technology Error is not in fact an error attributable to the TiVo Client Technology, TiVo shall report such decision to Sony with reasonable explanation and supporting documentation. So long as TiVo corrects errors, or replaces or repairs the TiVo Client Technology as required by this Section 3.4(a) (TiVo Client Technology Warranty) (including the relevant time periods), the foregoing shall represent Sony's sole and exclusive remedy in the event of a TiVo Client Technology Error. Otherwise Sony and

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its Affiliates through Sony or Sony Primary Affiliates shall have the other remedies available to them by law.

          (b) TiVo Server Technology Warranty. TiVo warrants to Sony and its Affiliates that, during the relevant Warranty Period, the relevant release of the TiVo Server Technology will operate in accordance with both the Post Build Test Criteria and the specifications described in Exhibit A (TiVo Technology) (including the attachment thereto) for such release. Sony agrees to report to TiVo in writing during the Warranty Period any failure to meet the warranty described in this Section 3.4(b) (TiVo Server Technology Warranty) (a "TiVo Server Technology Error"). Sony's Affiliates may report TiVo Server Technology Errors during the Warranty Period and pursue remedies under this warranty only through Sony or a Sony Primary Affiliate. Such errors will be reported to TiVo in a form, and with reasonable supporting information and materials reasonably requested by TiVo, to enable it to verify, diagnose and correct the reported TiVo Server Technology Error. TiVo shall respond and confirm that the reported TiVo Server Technology Error is in fact an error attributable to the TiVo Server Technology within[*] business days after Sony's report of the error. TiVo will then designate the priority of the TiVo Server Technology Error in accordance with the priority definitions in Exhibit P (TiVo Maintenance), give written notice of such designation to Sony (and the reasons therefor) and will use reasonable commercial efforts to correct the TiVo Server Technology Error within the following time periods after confirmation of the error: [ * ] days for Priority 1 and 2 errors; [ * ]days for Priority 3 errors; and[ * ] days for Priority 4 errors. If TiVo is unable to correct the TiVo Server Technology Error within such specified time periods, TiVo shall either replace the TiVo Server Technology release with functionally equivalent software or repair the TiVo Server Technology release so it operates in accordance with the warranty within such time periods. If TiVo decides the reported TiVo Server Technology Error is not in fact an error attributable to the TiVo Server Technology, TiVo shall report such decision to Sony with reasonable explanation and supporting documentation. So long as TiVo corrects errors, or replaces or repairs the TiVo Server Technology as required by this Section 3.4(b) (TiVo Server Technology Warranty) (including the relevant time period), the foregoing shall represent Sony's sole and exclusive remedy in the event of a TiVo Server Technology Error. Otherwise Sony and its Affiliates through Sony and Sony Primary Affiliates shall have the other remedies available to them by law.

          (c) Limitation of Warranties. The foregoing warranties will not apply if the failure of the TiVo Client Technology and TiVo Server Technology is due to any modification of the TiVo Client Technology or TiVo Server Technology by Sony, its Affiliates or a Third Party (other than any modification undertaken at TiVo's direction).

4. Branding and Use of TiVo Marks.

     4.1 Branding Requirements. Sony and its Affiliates shall provide appropriate credits to TiVo, as mutually agreed to by TiVo and Sony, in the marketing and distribution of any Sony Video Recording Devices made by Sony or its Affiliates or other products and services made by Sony or its Affiliates incorporating or utilizing all or any portion of the TiVo Technology. Any

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branding of Sony Video Recording Devices or other products and services containing TiVo Technology made by Sony or its Affiliates will be done in conformance with the branding requirements set forth in Exhibit N (Branding Requirements). TiVo acknowledges that it may not modify the terms of either this
Section 4.1 (Branding Requirements) or Exhibit N (Branding Requirements) without the prior written consent of Sony.

     4.2 License to TiVo Marks. TiVo grants to Sony and its Affiliates a royalty-free, worldwide, non-exclusive license to use the TiVo Marks solely for the purposes set forth in Section 4.1 (Branding Requirements). In addition, Sony and its Affiliates shall comply with TiVo's trademark usage guidelines and policies that are set forth in Exhibit K (TiVo Trademark Usage Guidelines), as may be modified from time to time; provided, however, that in the event that TiVo does modify its trademark usage guidelines, TiVo and Sony will negotiate in good faith, a commercially reasonable amount of time for Sony to implement such changes. Notwithstanding the foregoing, if any modification by TiVo of its trademark usage guidelines is likely to result in a significant adverse or detrimental economic impact on Sony, Sony will not be required to implement such modification. Sony shall use reasonable commercial efforts to minimize any adverse or detrimental economic impact of such modifications and shall work with TiVo in good faith to implement such modification once the economic impact has been reduced. Before making use of any TiVo Marks on a new Sony Product with substantial design changes, Sony and its Affiliates shall provide TiVo with a sample of the proposed use for approval by TiVo. Such use shall be deemed approved unless TiVo rejects such use in writing within [*] of the receipt of Sony's proposal. The approval or deemed approval of a proposed use will be deemed to comply with Exhibit K (TiVo Trademark Usage Guidelines) and Exhibit N (Branding Requirements). If the proposed use of a TiVo Mark by Sony or its Affiliate complies with the terms of Exhibit K (TiVo Trademark Usage Guidelines) TiVo shall not unreasonably withhold or delay its approval. Once TiVo has approved any usage of a TiVo Mark on a Sony Product in accordance with the foregoing, neither Sony nor its Affiliates will need to obtain any further approvals from TiVo with respect to Sony's or its Affiliates' use of the TiVo Marks on such Sony Product. If TiVo properly rejects the proposed use of the TiVo Marks in accordance with the foregoing, Sony or its Affiliate will modify or cancel the proposed use, as reasonably requested by TiVo.

     4.3 Ownership of TiVo Marks. All use of the TiVo Marks hereunder shall inure to the benefit of TiVo. TiVo has and shall retain exclusive ownership of the TiVo Marks. Neither Sony nor its Affiliates will contest or challenge, or do anything inconsistent with, TiVo's exclusive ownership of the TiVo Marks. Without limiting the generality of the foregoing, neither Sony nor its Affiliates may affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the TiVo Marks in a manner that results or could result in the creation of a unitary composite mark. TiVo reserves the right to terminate Sony's and its Affiliates' rights to use the TiVo Marks at any time and at TiVo's sole discretion ([ * ]of the Agreement in[ * ] shall be deemed a voluntary termination under this Section 4.3 (Ownership of TiVo Marks)); provided, that in the event of such termination (a) the branding requirements set forth in Section 4.1 (Branding Requirements) shall no longer apply; and (b) Sony shall be

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allowed to continue to use the TiVo Marks for a period of [*] months for the purpose of selling its inventory of products containing such TiVo Marks.

     4.4 Challenge. If a Third Party legitimately challenges Sony's or its Affiliates' use of any TiVo Mark or TiVo becomes aware of a significant risk of a legitimate challenge in any jurisdiction where Sony and its Affiliates are licensed to use such TiVo Mark, Sony or its Affiliate shall suspend its use of the affected TiVo Mark in such jurisdiction ("Suspended Jurisdiction"). TiVo [ * ]that Sony[ * ] in shipping Sony Products without the TiVo Marks to a single jurisdiction. Sony shall give notice to TiVo [ * ]that Sony[ * ] as a result of suspending shipments of Sony Products with TiVo Marks to the Suspended Jurisdiction. For example, if the Suspended Jurisdiction were France, Sony may [
* ]to separate shipments of Sony Products [ * ]between those going to France (which would not include TiVo Marks) and those going to other EU countries (which would include TiVo Marks). Within [ * ] days of TiVo's receipt of Sony's written notice of [ * ]including the jurisdictions [ * ]TiVo may[ * ]. If TiVo agrees within such [ * ] day period, Sony [ * ]If [ * ]within such [ * ]day period[ * ] or after such agreement, [ * ], Sony and its Affiliates [ * ]of the TiVo Marks on shipments of Sony Products[ * ], which may [ * ]of the TiVo Marks on shipments of Sony Products[ * ] in addition to the[ * ]. Sony shall recommence the use of the affected TiVo Mark within a commercially reasonable time once Sony is reasonably satisfied that it will not be challenged in its use of such TiVo Mark. The parties shall promptly notify each other in writing of any challenge received that relates to Sony or its Affiliates' use of the TiVo Marks. Notwithstanding the foregoing, and with respect to TiVo's trademark dispute in Canada, Sony agrees that it will not suspend its use of the TiVo Marks in the United States as a result of such [ * ]trademark dispute, so long as the geographic scope of such dispute does not [ * ].

     4.5 CE Sublicensees. Sony acknowledges and agrees that Sony and its Affiliates shall not have the right to sublicense the use of any TiVo Marks. CE Sublicensees shall enter into a trademark license agreement directly with TiVo, with terms and conditions substantially as set forth in Appendix 1 to Exhibit C
                                                        ----------
(Minimum Terms and Conditions for Sublicense Agreements), prior to any use by such CE Sublicensee of the TiVo Marks. The branding requirements for CE Sublicensees shall be as set forth in Appendix 1 to Exhibit C (Minimum Terms and
                                      ----------
Conditions for Sublicense Agreements) for non-TiVo Service Areas. If TiVo offers the TiVo Service in Japan, the branding requirements for purposes of the trademark license agreement between TiVo and the CE Sublicensee will be determined by Sony and TiVo on a case by case basis in accordance with the branding requirements of Exhibit N (Branding Requirements).

5. Additional Obligations.

     5.1 TiVo Upgrades; TiVo Maintenance.

          (a) TiVo Upgrades. Sony may, at its discretion, elect to receive one or more TiVo Client Upgrades and TiVo Server Upgrades (herein, "TiVo Technology Upgrades") by payment to TiVo of a fee to be negotiated between the parties for each such TiVo Technology Upgrade. The parties agree that any such fee negotiated for TiVo Technology

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Upgrades shall provide that after a voluntary rejection by the TiVo bankruptcy estate of the Sony/TiVo Technology License Agreement ("Voluntary Rejection") pursuant to Section 365 of Title 11 of the United States Code or any successor (the "Bankruptcy Code"), Sony shall pay (i) only TiVo International with respect to the exercise of rights under the TiVo International Proprietary Rights licensed to Sony and its Affiliates under the TiVo International Technology License Agreement and (ii) only TiVo solely with respect to the exercise of rights under the TiVo Proprietary Rights licensed to Sony and its Affiliates under this Agreement and solely to the extent that the licenses under this Agreement are in effect after the Voluntary Rejection. Unless otherwise agreed to by the Parties, all TiVo Technology Upgrades licensed hereunder shall be licensed within the scope of Section 2 (License Grants). TiVo shall give Sony prompt written notice of each TiVo Technology Upgrade. Upon Sony's reasonable request, TiVo will describe the technology roadmap that includes the features and functionality that TiVo plans to introduce or add to the TiVo Technology in the future and the proposed schedule for introduction or addition of such features and functionality. Any such information disclosed by TiVo to Sony shall be governed by the confidentiality provisions in Section 10 (Confidentiality). TiVo Client Upgrades shall be provided to Sony in Source Code form and unless Sony obtains the license described in Section 5.2(a) (Server Source Code License), TiVo Server Upgrades shall be provided to Sony solely in Object Code form.

          (b) TiVo Maintenance.

               (i) Sony may, at its discretion, elect to receive the maintenance services described on Exhibit P (TiVo Maintenance) (herein, "TiVo Maintenance") by payment to TiVo of an annual fee in the amount of [*]

               (ii) If the Warranty Period for the relevant release of the TiVo Technology[ * ] and Sony elects to receive TiVo Maintenance, Sony shall pay to TiVo the annual maintenance fee[ * ]. If the Warranty Period for the relevant release of the TiVo Technology [ * ]the annual maintenance fee[ * ] and Sony shall pay such [ * ]amount[ * ] so that the TiVo Maintenance commences immediately [ * ]and continues through [ * ](such period referred to as the[ * ])). Thereafter, on an annual basis for each subsequent year during the term of this Agreement for which Sony elects to receive TiVo Maintenance, Sony shall pay the annual fee specified in subsection (i) above; provided, however, in the event that TiVo elects not to provide TiVo Maintenance on such version, TiVo may, in its sole discretion, elect to [ * ]Sony with a TiVo Technology Upgrade[
* ], and provide TiVo Maintenance on such upgrade upon payment of such annual fee.

               (iii) If Sony elects not to purchase TiVo Maintenance in any given year, Sony shall have the right to purchase TiVo Maintenance for a later year during the Term for the version of TiVo Technology then licensed by Sony so long as TiVo is then providing maintenance services for such same version to a Third Party. If Sony elects not to purchase TiVo Maintenance in any given year and TiVo is not providing maintenance services to a Third Party for the version for which Sony desires to receive TiVo Maintenance at the time that Sony

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elects to receive such TiVo Maintenance, Sony shall have the right to purchase
TiVo Maintenance if Sony purchases a license to the latest TiVo Technology Upgrade and pays to TiVo the annual fee specified in subsection (i) for TiVo Maintenance for each year up to and including the year in which Sony is purchasing TiVo Maintenance.

               (iv) In any event, TiVo shall offer to provide TiVo Maintenance for TiVo Client [*]and TiVo Server[ * ] (or the latest version of the TiVo Client Technology and TiVo Server Technology that has been accepted by Sony in accordance with the terms set forth in Section 3.3 (Acceptance by Sony) on or before [ * ]if Sony has not accepted TiVo Client [ * ]and TiVo Server[ * ] by such date) until[ * ] for such version, whether or not Sony has elected to receive TiVo Maintenance at any time.

     5.2 TiVo Server Technology Source Code.

          (a) Server Source Code License. Sony may, at its discretion, elect to obtain a royalty-free, perpetual, irrevocable (except as set forth in Section 13.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license (without the right to grant sublicenses) to internally use, perform, display, reproduce, modify and create Improvements to the Source Code to the TiVo Server Technology (up to and including TiVo Server [ * ] only) upon payment to TiVo of a non-refundable, [ * ]license fee of[ * ] such license being subject to the terms and conditions of this Agreement including, without limitation, the Source Code handling restrictions set forth in Section 2.4(a) (Handling of TiVo Source Code). Until Sony elects to exercise the license option described in this Section 5.2(a) (Server Source Code License), TiVo will, within [ * ] days of the Effective Date, place a copy of the Source Code to the TiVo Server Technology in an escrow account. The terms governing the escrow of such Source Code of the TiVo Server Technology will be set forth in the TiVo Server Source Code Escrow Agreement attached hereto as Exhibit M (TiVo Server Source Code Escrow Agreement) (the "Server Source Code Escrow Agreement"). In the event that Sony does exercise its license option under this Section 5.2(a) (Server Source Code License), TiVo may terminate such Server Source Code Escrow Agreement. Sony shall be solely responsible for and shall reimburse TiVo for all costs associated with such Source Code escrow.

          (b) TiVo Maintenance Breach. If Sony has paid the applicable maintenance fee for maintenance services under Section 5.1(b) (TiVo Maintenance) and TiVo materially breaches its obligation to provide such services in accordance with Exhibit P (TiVo Maintenance) such that any service provided by Sony using the TiVo Server Technology would be materially impaired as compared to the TiVo Service then being provided in the United States (a "Material Impairment"), Sony shall give notice of such failure to TiVo. If TiVo fails to provide TiVo Maintenance that cures such Material Impairment within [ * ] days of receipt of Sony's written notice of the Material Impairment and TiVo is not diligently pursuing such cure, TiVo shall [ * ]to be mutually agreed to by Sony and TiVo[ * ] that are reasonably necessary [ * ]Provided TiVo is diligently pursuing a cure to the Material Impairment, TiVo shall have up to [ * ] days from TiVo's receipt of Sony's written notice of the Material Impairment to cure such Material Impairment prior to[ * ]. If TiVo [ * ]in accordance with the foregoing, all of the [ * ] TiVo

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Server Technology shall[ * ] within [*]days after execution of this Agreement, pursuant to [ * ]without any[ * ], and such[ * ] shall be used by [ * ]solely in accordance with this Section 5.2(b) (TiVo Maintenance Breach) and Sections 5.2(c)[ * ], and[ * ] below. The Parties shall negotiate in good faith to [ * ]will have [ * ]and approval [ * ]shall not be unreasonably withheld or delayed.

          (c) [ * ]Upon receipt of [ * ]or [ * ]of TiVo Server Technology, TiVo [ * ]Sony and its Affiliates [ * ]to a[ * ] pursuant to Section 5.2(b) (TiVo Maintenance Breach) above[ * ], under the TiVo Proprietary Rights, to [ * ]the[
* ] of the TiVo Server Technology solely[ * ], and TiVo [ * ]Sony and its Affiliates the [ * ]and[ * ] the TiVo Server Technology licenses granted in
Section 2 (License Grants). Any sublicense Sony grants pursuant to this Section shall be pursuant to a written sublicense agreement containing the minimum terms and conditions set forth in [ * ]

          (d) [ * ]Once the Material Impairment is corrected, such [ * ]of the TiVo Server Technology to the[ * ] as applicable.

     5.3 Expansion of TiVo Service Areas. Upon Sony's reasonable request, TiVo will review and evaluate in good faith the commercial feasibility of expanding the TiVo Service Area to new geographical regions. If TiVo determines that expanding the TiVo Service Area to any such region is commercially feasible and elects, in TiVo's sole discretion, to expand such TiVo Service Area, TiVo and Sony will negotiate in good faith reasonable terms and conditions for the development, [ * ], marketing and other business terms related to providing Sony Video Recording Devices and the TiVo Service in such new geographical region. Promptly following any change to the TiVo Service Area, TiVo agrees to amend Exhibit J (TiVo Service Area) to properly reflect such changes to the TiVo Service Area.

     5.4 Expansion of TiVo Service to Japan. In the event that TiVo plans to deploy the TiVo Service in Japan, TiVo shall, at least[ * ] months prior to introduction of the TiVo Service in Japan, disclose to Sony the details of TiVo's deployment plan for Japan. Upon such disclosure, Sony and TiVo shall negotiate in good faith to determine the minimum specifications required to make the Sony Products TiVo Enabled. If the TiVo Service in Japan requires the use of a TiVo Client Upgrade not licensed to Sony, the parties will discuss in good faith the feasibility of Sony's incorporation of such TiVo Client Upgrade.

     5.5 ASP Service Offering. In the event that Sony or its Affiliate desires to provide ASP Services to End Users of the Sony Products or CE Sublicensee Products in Japan, Sony or such Affiliate shall give TiVo written notice of such intent and TiVo shall have the right to prepare a proposal to provide ASP Services to Sony or such Affiliate. TiVo shall provide such proposal to Sony or such Affiliate within [ * ] days of the date of Sony's or its Affiliate's notice to TiVo. TiVo's proposal must demonstrate that its ASP Services will be of high quality, responsive, flexible, cost effective and otherwise competitive to ASP Services that Sony or such Affiliate may receive from any Third Party. Upon receipt of such proposal from TiVo, the parties shall, for a period of [ * ] days, negotiate in good faith the terms and conditions pursuant to which

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TiVo would provide such ASP Services. If, upon the conclusion of such [*]day period, Sony or such Affiliate, in its reasonable discretion, believes that it could receive ASP Services from a Third Party on terms better than the terms offered by TiVo, Sony or such Affiliate may enter into an agreement with such Third Party.

     5.6 Sublicense of TiVo Technology and ASP Services Outside of Japan. In connection with its license of the TiVo Technology hereunder, (a) Sony may from time to time pursue deployment, distribution or similar business opportunities outside of Japan pursuant to which Sony may desire to enter into a sublicense of the TiVo Technology (but as to which Sony does not have sublicense rights under this Agreement; and (b) TiVo may from time to time desire to provide ASP Services to Sony and its Affiliates outside of Japan ("Opportunities"). In the event that an Opportunity arises, Sony or such Affiliate shall give TiVo written notice of such intent and TiVo shall have the right to prepare a proposal to provide ASP Services or additional sublicense rights to Sony or such Affiliate. TiVo shall provide such proposal to Sony or such Affiliate within [ * ] days of the date of Sony's or its Affiliate's notice to TiVo. TiVo's proposal must demonstrate that its ASP Services will be of high quality, responsive, flexible, cost effective and otherwise competitive to ASP Services that Sony or such Affiliate may receive from any Third Party. Upon receipt of such proposal from TiVo, the parties shall, for a period of [ * ] days, negotiate in good faith the terms and conditions pursuant to which TiVo would provide such ASP Services. If, upon the conclusion of such [ * ] day period, Sony or such Affiliate, in its reasonable discretion, believes that it could receive ASP Services from a Third Party on terms better than the terms offered by TiVo, Sony or such Affiliate may enter into an agreement with such Third Party. Should the parties reach agreement on the terms and conditions of any such grant of sublicense rights or other business understandings in connection with any such Opportunities, the parties will negotiate and enter into a separate agreement governing the same.

     5.7 Transfers to TiVo International. TiVo agrees to enter into the Intellectual Property Assignment Agreement set forth in (Exhibit Q (Assignment Agreement) (the "Assignment Agreement")) and the Intellectual Property License and Cooperation Agreement set forth in Exhibit R (License Agreement) (the "Intercompany License Agreement") between TiVo and TiVo International on or prior to the Effective Date. TiVo and TiVo International agree that they will execute all documents necessary to assign to TiVo International sole ownership of all TiVo Proprietary Rights in the TiVo Technology (excluding TiVo Technology Upgrades unless such TiVo Technology Upgrade is licensed by Sony) for copyrights and mask works that arise under laws other than the United States Code and Patent Rights that arise under laws other than the United States Code ("Foreign Rights"). So long as there are any Foreign Rights in the TiVo Technology that remain to be assigned to TiVo International as required by the immediately preceding sentence, TiVo agrees that it will not rescind, agree to rescind, reduce or agree to reduce the scope of the Assignment Agreement, except upon the occurrence of a Trigger Event. Additionally, so long as the licenses granted to Sony and its Affiliates under this Agreement is in effect, TiVo agrees that it will not rescind, agree to rescind, reduce or agree to reduce the scope of the Intercompany License Agreement, except upon the occurrence of a Trigger Event. Upon Sony's reasonable request, exercisable no more than once every other calendar quarter, TiVo

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will provide Sony with written evidence of such Foreign Rights assignments and ownership to the extent not previously provided. TiVo shall cause TiVo International to enter into the TiVo International Technology License Agreement set forth in Exhibit S (TiVo International Technology License Agreement) with Sony on or prior to the Effective Date. TiVo shall file the necessary documents with the appropriate authority to commence the assignment of such rights within [*] days of the Effective Date. This obligation shall terminate upon [*] days' notice after a Trigger Event.

     5.8 Service Availability. During the Term and upon [*] of the TiVo Service ("[*]Date") by an End User using a TiVo [*]product in a TiVo Service Area, TiVo shall,[*] Sony or its Affiliates, CE Sublicensees or End Users (except for [*]for the TiVo Services by the End User),[*] the latest version of TiVo's client-side Personal Digital Recording Technology with the [*]which can be supported on such hardware for the services subscribed to by the End User, with such client-side technology being limited to that necessary for the services subscribed to by the End User on the [*] Date and such additional services for which he or she may subscribe to in the future. The intention of this Section
5.8 (Service Availability) is to ensure that (a) End Users of TiVo Enabled Sony Products and CE Sublicensee Products in a TiVo Service Area shall be capable of receiving the TiVo Service [*]users of products manufactured by or for TiVo or Third Parties as of such End User's [*]Date, except[*] by the hardware platform of such End User's product; and (b) TiVo Enabled products manufactured by Sony and CE Sublicensees are [*]in receiving TiVo Services[*]of the TiVo Client Technology[*] in such products.

6.   License Fees and Royalties.

     6.1 License Fee. Within [*] business days after execution of this Agreement and in consideration of the licenses granted in Section 2 (License Grants), Sony shall pay to TiVo the License Fee.

     6.2 Japan Sublicense Fees. [*], Sony shall pay only the amounts and make only the reports specified herein only to TiVo solely with respect to the exercise of rights under the TiVo Proprietary Rights licensed to Sony and its Affiliates under this Agreement and solely to the extent that the licenses under this Agreement are in[*]

          (a)  TiVo Client Technology Sublicense.

               (i) Within [*] days after the effective date of a CE Sublicense Agreement, Sony will pay to TiVo the greater of: (A) [*]of the aggregate amount of any sublicense fees due to Sony from the CE Sublicensee during such [*] day period in connection with such CE Sublicense Agreement; or (B)[*] Thereafter, until Sony has paid to TiVo [*], Sony will pay to TiVo on a quarterly basis the greater of: (A) [*]for each CE Sublicensee Product shipped or otherwise transferred to a Third Party during such quarter; or (B[*]) of any royalties or additional sublicense fees due to Sony from the CE Sublicensee.

               (ii) Once Sony has paid to TiVo [*]in connection with a CE Sublicense Agreement pursuant to subsection (i) above, Sony will make [*]payments to TiVo

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until the earlier of: (A[*] Sony under such CE Sublicense Agreement reaches[*];
or (B)[*] CE Sublicensee Products are shipped or otherwise transferred to a Third Party. Thereafter, with respect to running royalties or additional sublicense fees due to Sony from the CE Sublicensee under such CE Sublicense Agreement, Sony will pay to TiVo on a quarterly basis the greater of: (A) [*]for each CE Sublicensee Product shipped or otherwise transferred to a Third Party during such quarter; or (B[*] of any royalties or additional sublicense fees due to Sony from the CE Sublicensee.

               (iii) Royalties due under this Section 6.2 (Japan Sublicense
Fees) are payable quarterly for the quarter prior to the preceding quarter (e.g. the Royalty Report and the payment made on April 30 for the quarter ending on March 31 shall be for royalties accrued in the quarter ended December 31) as specified in the Royalty Report required under Section 6.3(e) (Royalty Reports). Any royalties due to TiVo under this Section 6.2 (Japan Sublicense Fees) may be paid by Sony or a Sony Primary Affiliate.

          (b) TiVo Server Technology Sublicense. TiVo and Sony shall mutually agree to the terms of any sublicense that Sony or its Affiliate proposes to grant with respect to the TiVo Server Technology, and the granting of any such sublicense shall be conditioned on such agreement.

     6.3 Royalties. After a Voluntary Rejection, Sony shall pay only the amounts and make only the reports specified herein to TiVo solely with respect to the exercise of rights under the TiVo Proprietary Rights licensed to Sony and its Affiliates under this Agreement and solely to the extent that the licenses under this Agreement are in effect after the Voluntary Rejection.

          (a) Royalties Within TiVo Service Areas. Except as set forth in
Section 6.3(c) (Royalty Adjustment) and [*], Sony or its applicable Affiliate shall pay to TiVo[*] per unit for each Sony Video Recording Device manufactured by or for Sony or its Affiliate that is shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for use within the TiVo Service Area. For the avoidance of doubt, [*]that are sold by Sony or its Affiliate for use within a TiVo Service Area. In the event that an area ceases to be a TiVo Service Area, the payment of royalties on all Sony Video Recording Devices distributed after the effective termination of such area's status will be pursuant to the terms of
Section 6.3(b) (Royalties Outside TiVo Service Areas)[ * ]

          (b) Royalties Outside TiVo Service Areas. Except as otherwise set forth in Section 6.3(c) (Royalty Adjustment), Sony or its applicable Affiliate shall pay to TiVo [*]per unit for each Sony Video Recording Device manufactured by or for Sony or its Affiliate that is shipped or otherwise transferred to a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for use outside of the TiVo Service Area. Sony and its Affiliates, may, in its sole discretion, elect to manufacture Sony Video Recording Devices [*]use in areas that are outside of the TiVo Service Area. In the event that such areas [*]TiVo shall[*] with respect to such Sony Video Recording Device[*]

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          (c) Royalty Adjustment. Subject to the terms of Section 6.4 (License
Fee and Royalty[*]), the royalty amounts specified in Sections 6.3(a) (Royalties Within TiVo Service Areas) and (b) (Royalties Outside TiVo Service Areas) shall remain in effect for so long as any claim in any TiVo Patent Right is still in effect in any jurisdiction in which the Sony Video Recording Device is manufactured, imported, sold, offered for sale or used. When no claim under TiVo Patent Rights is any longer in effect, the foregoing royalties[*]

          (d) Royalty Payments. Royalties due under this Section 6.3 (Royalties) shall accrue at the time Sony or its Affiliate ships or otherwise transfers a Sony Video Recording Device to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first). Such royalties are payable quarterly, with payment due commensurate with submission of the Royalty Report required under Section 6.3(e) (Royalty Reports). Nothing in this Section 6.3 (Royalties) shall be construed to require Sony to pay any royalties for products sold for use in Japan. Any royalties due to TiVo under this Agreement, may be paid by Sony or a Sony Primary Affiliate.

          (e) Royalty Reports. Within [*] days following the end of each calendar quarter ending on March 31, June 30, September 30 and December 31, and within [*] days after any termination of this Agreement for any reason, Sony shall submit a Royalty Report to TiVo containing royalty information as follows:
(i) for Sony and its Affiliates for such calendar quarter and (ii) for CE Sublicensees for the calendar quarter prior to the preceding calendar quarter (e.g. the Royalty Report delivered by April 30 for the quarter ending on March 31 shall contain royalty information for CE Sublicensees for the quarter ended December 31). If no such sublicenses were granted, no such products were sold, leased, distributed or transferred, and/or no such Sony Video Recording Devices were delivered to a Third Party during such calendar quarter, Sony shall provide TiVo a statement so certifying.

          (f) [*] . A Sony Video Recording Device that is [*]may be [*]TiVo; provided, however, the terms and conditions of [*]or any other[*], if any, are subject to [*]of the parties.

     6.4 License Fee and Royalty [*]. The parties agree that all royalties and license fees paid by Sony to TiVo and TiVo Affiliates for the TiVo Client [*] and TiVo Server[*] licensed pursuant to Sections 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2(a) (TiVo Client Technology License) and 2.2(b) (TiVo Server Technology License) will[*]. For clarification purposes, any payments made by Sony to TiVo pursuant to Sections 5 (Additional Obligations), 6.2 (Japan Sublicense Fees), 7 (TiVo Engineering Services), Section 4.2 (Japan Sublicense Fees) of the TiVo International Technology License Agreement executed pursuant to Section 5.7 (Transfers to TiVo International) (the "TiVo International Technology License Agreement") and any royalty payments for Sony Video Recording Devices containing releases of TiVo Client Technology after TiVo Client[*]

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     6.5 Super Favored Status.

          (a)  Scope.

               (i) During the Term and so long as Sony has not paid royalties and license fees to TiVo or a TiVo Affiliate under this Agreement[*], the combination of the License Fee and per unit royalties to be paid by Sony to TiVo under this Section 6 (License Fees and Royalties) shall be [*]the upfront license fees and per unit royalties to be paid by any other Third Party licensee for a license to the TiVo Client[*] and TiVo Server [*]on terms and conditions substantially similar to those set forth herein; provided that (A) in assessing this clause, the economic impact [*]shall be considered; (B) in the event that the License Fee and per unit royalties would trigger this provision but for considering the economic impact[*], Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*]those offered to such licensee; provided that[*] shall no longer apply to the royalties payable by Sony; and (C) the foregoing shall not apply to any licenses to the TiVo Technology granted prior to the Effective Date or granted in connection with the settlement for any action or litigation against TiVo.

               (ii) During the Term [*], the combination of the upfront License Fee and per unit royalties to be paid by Sony to TiVo under this Section 6 (License Fees and Royalties) (as apportioned below) shall be [*]the upfront license fees and per unit royalties to be paid by any other Third Party licensee for a license to only the TiVo Client [*]on terms and conditions substantially similar to those set forth herein; provided that[*] (B) in the event that the upfront license fee and per unit royalties would trigger this[*], Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*]those offered to such licensee; provided that[*] (C) the foregoing shall not apply to any licenses to the TiVo Client Technology granted prior to the Effective Date or granted in connection with the settlement for any action or litigation against TiVo. For purposes of this Section 6.5(a)(ii),[*] of the License Fee and all of the royalties shall be allocated to the TiVo Client Technology.

               (iii) During the Term[*], the combination of the upfront License Fee and per unit royalties to be paid by Sony to TiVo under this Section 6 (License Fees and Royalties) (as apportioned below) shall be [*]the upfront license fees and per unit royalties to be paid by any other Third Party licensee for a license to only the TiVo Server [*]on terms and conditions substantially similar to those set forth herein; provided that[*] (B) in the event that the upfront license fee and per unit royalties would trigger this [*]Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*]those offered to such licensee; [*]and (C) the foregoing shall not apply to any licenses to the TiVo Server Technology granted prior to the Effective Date or granted in connection with the settlement for any action or litigation against TiVo. For purposes of this Section 6.5(a)(iii),[*] of the License Fee and no royalties shall be allocated to the TiVo Server Technology.

          (b) Adjustment. In the event TiVo provides a licensee with an upfront license fee and per unit royalties which are less than those set forth in this
Section 6 (License Fees and

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Royalties) and Sony chooses to accept them, TiVo shall, effective as of the date such fees and royalties were provided to such licensee, adjust Sony's License
Fee and per unit royalties to an amount [*]those provided to such licensee and credit Sony's account for any overpayments made prior to such adjustment.

          (c) Recordkeeping. TiVo shall maintain complete and accurate records, in accordance with GAAP, to support and document TiVo's compliance with the terms of this Section 6.5 (Super Favored Status). TiVo shall maintain such records for a period of at least three (3) years after Term. During the Term and so long as Sony has not paid royalties and license fees to TiVo under this Agreement equal to the[ * ], TiVo agrees to provide Sony with a copy of all press releases issued by TiVo related to license arrangements TiVo enters into with respect to the TiVo Technology. In addition, upon Sony's request but no more than once a calendar quarter, TiVo shall provide Sony with the following Confidential Information: a statement as to the number of license arrangements entered into with respect to the TiVo Technology, the identity of each licensee that is a party to any such arrangement (subject to TiVo's confidentiality obligations) and a written certification that no such license arrangement(s) triggered the provisions of this Section 6.5 (Super Favored Status), or if no such arrangements have been entered into, a statement to that effect. At any time, but no more frequently than once every other calendar quarter, an independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [ * ] days' notice and during regular business hours at TiVo's regular location for maintenance of such records, to conduct an audit of the relevant portions of such license arrangements solely to verify compliance with this Section 6.5 (Super Favored Status). Such auditor shall return all information, other than audit results, to TiVo and will only disclose the results of the audit to Sony.

          (d) No Impairment. TiVo covenants that it shall not enter into any agreement, arrangement or relationship that is intended, or may be reasonably construed, to effect a circumvention of the super favored pricing requirements of this Agreement, nor in the event of any review of an agreement, shall TiVo redact any portion of an agreement, amendment, supplement or addendum that may bear on the pricing or other economic terms TiVo provides to a licensee. Sony shall pay the costs of the review of any agreements pursuant to this Section 6.5 (Super Favored Status).

          (e) Costs of Review. However, if as a result of any such review it is determined that a Third Party licensee of the TiVo Server [*]and/or TiVo Client [*]has paid upfront license fees or royalties that would trigger the provisions of this Section 6.5 (Super Favored Status) and resulted in the overpayment by Sony of five percent (5%) or more during the audited period, then TiVo shall pay the costs of the review and credit Sony the overpayment[*].

     6.6 Maintenance Services. In addition to the foregoing, during the Term or until Sony elects not to purchase such services (whichever occurs first), the maintenance fees charged to Sony for the Maintenance Services to be provided by TiVo under Section 5.1(b) (TiVo Maintenance) shall be less than or equal to the maintenance fees charged to Third Parties purchasing the same maintenance services on terms and conditions substantially similar to those

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set forth herein. The provisions of Section 6.5(b) (Adjustment), 6.5(c)
(Recordkeeping), 6.5(d) (No Impairment) and 6.5(e) (Costs of Review) shall also apply to ensure that Sony receives the most favored pricing required by this
Section 6.6 (Maintenance Services).

     6.7 Records and Audits. For at least [*] years after any payment, Sony shall and shall require each Sony Primary Affiliate to maintain complete, current and accurate records documenting all amounts to be paid to TiVo hereunder. No more than once every other calendar quarter, an independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [*] business days' notice and during regular business hours at Sony's or a Sony Primary Affiliates' regular location for maintenance of such records, to conduct an audit of the relevant portions of Sony's or a Sony Primary Affiliates' books of account solely to verify compliance with this Agreement. Such auditor shall return all information, other than the audit results, to Sony or the Sony Primary Affiliate and will only disclose the results of the audit to TiVo. If any such audit should disclose any underpayment of royalties or other fees, Sony shall promptly pay TiVo such underpaid amount[*] The audit will be conducted at TiVo's expense, unless the audit reveals that Sony has underpaid TiVo by five percent (5%) or more in any calendar quarter, in which case Sony will reimburse TiVo for all reasonable costs and expenses incurred by TiVo in connection with such audit. Such audits will be conducted no more than once in any period of [*] consecutive months.

7.   Tivo Engineering Services.

     7.1 TiVo Engineering Services.

          (a) First Year. During the Term commencing on the first day of the first calendar month after the Effective Date ("First Calendar Date"), TiVo shall provide to Sony engineering resources equivalent to that of [*]dedicated engineers to transfer the TiVo Technology to Sony and otherwise assist Sony in the use, assimilation, customization and exploitation of the TiVo Technology and to perform projects designated by Sony and pursuant to project schedules as mutually agreed upon by the parties, all as described in Section 7.4 (Project Plans). [*]of the engineers will be dedicated full-time to providing such engineering services to Sony. The remaining engineering services will be provided by such engineers as TiVo selects to perform such services from time to time. All such engineers shall be qualified by TiVo in accordance with Exhibit H (TiVo Engineer Qualifications). Prior to the First Calendar Date, Sony shall prepay to TiVo an engineering services fee of[*] for the engineering services of the TiVo engineers to be provided by TiVo for Sony in accordance with the terms of this section (the "First Year Prepayment Amount"). The First Year Prepayment Amount shall be refreshed as provided below by Sony on the first day of each succeeding three (3) calendar month period for the next three (3) calendar quarters ("First Year Service Period"); provided, however, that (i) to the extent a balance exists upon the conclusion of a First Year Service Period, such balance shall be credited over to the next First Year Service Period and Sony shall only be responsible to pay the difference between the First Year Prepayment Amount and the amount credited from the previous First Year Service Period; and (ii) to the extent the costs of services performed during the previous First Year Service Period exceeds the First Year Prepayment Amount, Sony shall

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pay to TiVo the Prepayment Amount plus all additional amounts owed to TiVo for services performed. If Sony elects not to continue to receive the TiVo engineering services as of the first anniversary of the First Calendar Date, it will provide notice to TiVo of its intention to terminate such engineering services at least [*]days prior to such time, and TiVo will promptly refund to Sony any unused portion of the First Year Prepayment Amount and, if additional fees are owed by Sony for such services, Sony will promptly pay to TiVo such amount.

          (b) Second and Third Year. During the second and third year after the First Calendar Date, TiVo shall provide to Sony engineering resources equivalent to that of two (2) dedicated engineers to transfer the TiVo Technology to Sony and otherwise assist Sony in the use, assimilation, customization and exploitation of the TiVo Technology and to perform projects designated by Sony and pursuant to project schedules as mutually agreed upon by the parties, all as described in Section 7.4 (Project Plans). One (1) of the engineers will be dedicated to providing such engineering services full-time to Sony. The remaining engineering services will be performed by such engineers as TiVo selects to perform such services from time to time. Prior to the second and third years after the First Calendar Date, Sony shall prepay to TiVo an engineering services fee of: ([*]in the second year; and (ii)[*]) in the third year, for the engineering services of the engineers to be provided by TiVo for Sony in accordance with the terms of this section (the "Subsequent Year Prepayment Amount"). The Subsequent Year Prepayment Amount shall be refreshed as provided below by Sony on the first day of each succeeding three (3) calendar month period for the next three (3) calendar quarters ("Subsequent Year Service Period"); provided, however, that (i) to the extent a balance exists upon the conclusion of a Subsequent Year Service Period, such balance shall be credited over to the next Subsequent Year Service Period and Sony shall only be responsible to pay the difference between the Subsequent Year Prepayment Amount and the amount credited from the previous Subsequent Year Service Period; and
(ii) to the extent the costs of services performed during the previous Subsequent Year Service Period exceeds the Subsequent Year Prepayment Amount, Sony shall pay to TiVo the Prepayment Amount plus all additional amounts owed to TiVo for services performed. If Sony elects not to continue to receive the TiVo engineering services as of the second anniversary of the First Calendar Date, it will provide notice to TiVo of its intention to terminate such engineering services at least [*] days prior to such time, and TiVo will promptly refund to Sony any unused portion of the Subsequent Year Prepayment Amount and if additional fees are owed by Sony for such services, Sony will promptly pay to TiVo such amount.

     7.2 Subsequent Years. During the fourth through the seventh years after the First Calendar Date, the parties will mutually agree upon the terms, if any, under which TiVo will provide engineering services to Sony.

     7.3 Engineering Costs and Expenses. The engineering services provided in connection with this Section 7 (TiVo Engineering Services) are based on a rate of [*]for the first year[*] for the second year[*] for the third year (all of the foregoing excluding travel time). With respect to expenses incurred in connection with TiVo's performance under this Section 7 (TiVo Engineering Services), TiVo will only be reimbursed for expenses which are (a) incurred prior to

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termination of this Agreement for any reason, and (b) approved in advance in writing or via email by the President of Network Terminal Solutions Company, Home Network Company or other Sony official(s) authorized by the same. In addition, Sony shall reimburse TiVo for any reasonable travel expenses incurred by TiVo for any travel made at Sony's request. TiVo will be reimbursed for such expenses no later than [*] days after Sony's receipt of TiVo's invoice, provided that reimbursement for expenses may be delayed until such time as TiVo has furnished such documentation for authorized expenses as Sony may reasonably request.

     7.4 Project Plans. Within [*] days of the Effective Date, designated representatives of the parties will meet to establish the initial project plans for the engineering services to be provided by TiVo in accordance with this
Section 7 (TiVo Engineering Services). Sony shall designate project plans within the scope of work described in Exhibit H (TiVo Engineer Qualifications), which may be modified from time to time within Sony's discretion, and Sony may allocate the dedicated TiVo engineers between and among such projects at Sony's discretion. Notwithstanding the foregoing, the parties shall mutually agree as to all development schedules pursuant to each Sony-designated project plan. Prior to the start of any project, the parties shall negotiate in good faith as to the applicability of the provisions of Section 9.2(b) (Revenue from Joint Innovations) to such project. Designated representatives of the parties shall meet no less than quarterly to review the status and priorities of the projects and to reallocate resources as necessary.

8.   Payments and Taxes.

     8.1 Payments. All payments made by the Sony or its Affiliates under this Agreement must be made in United States Dollars and shall be paid without deduction, set-off, or counter claim, free and clear of any restrictions or conditions, except with respect to set-offs or credits to be provided by TiVo to Sony under this Agreement pursuant to Sections 6.3(b) (Royalties Outside TiVo Service Area), 6.5 (Super Favored Status), 7.1 (TiVo Engineering Services), 7.2 (Subsequent Years) and 9.2(b) (Revenue From Joint Innovations). In the event that the aggregate fees owed by TiVo to Sony pursuant to this Agreement exceed the aggregate fees owed by Sony to TiVo at the end of any quarterly payment period, TiVo shall pay such amount to Sony within [*] days of the end of such quarterly payment period.

     8.2 Taxes. For the License Fee payment under Section 6.1 (License Fee) of this Agreement in which deductions or withholding for Taxes are required, Sony shall promptly notify TiVo of any requirement under applicable law to deduct or withhold an amount on behalf of TiVo on account of any Tax and, if so required under applicable law, Sony shall: (a) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon determination by Sony that such deduction or withholding is required; and (b) promptly forward to TiVo an official receipt (or certified copy), or other documentation reasonably acceptable to TiVo, evidencing such payment to such authorities. [*]. [*]If any deduction is required to be made by law on any other fees to be paid by Sony or the Sony Primary Affiliates to TiVo hereunder, Sony or such Sony Primary Affiliate shall pay in the manner and at the same time such additional amounts as will result in receipt by TiVo of such amount as would have been

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received by TiVo had no such amount been required to be deducted. Other than as specifically set forth above, Sony shall be responsible for all Taxes incurred in connection with either party's performance under this Agreement, excluding any Taxes based on TiVo's net income.

9.   Ownership.

     9.1 TiVo Technology. Excluding any Third Party Technology therein, TiVo has and shall retain exclusive ownership of all right, title, and interest in and to the TiVo Technology, TiVo Service, TiVo Marks, and TiVo Trade Dress.

     9.2 Innovations.

          (a) Title to Innovations. Title to Sony Improvements and all Innovations and other intellectual property made solely by Sony personnel other than Joint Innovations shall be solely owned by Sony. Title to TiVo Improvements and all Innovations and other intellectual property made solely by TiVo personnel other than Joint Innovations shall be solely owned by TiVo. All Joint Innovations shall be jointly owned by Sony and TiVo. For clarification, such Joint Innovations shall only extend to the modifications or revisions made pursuant to Section 7 (TiVo Engineering Services) of this Agreement or the Interim Services Agreement and shall not extend to the underlying technology. Each party hereby assigns to the other party a fifty percent (50%) undivided interest in the Joint Innovations including, but not limited to, patents, copyrights, trade secrets and any other intellectual property right based on the Joint Innovations, whether in the United States or abroad. It is the intention of the parties that the intellectual property rights in the Joint Innovations shall be jointly owned without any duty to account or share any royalties based on the licensing of the Joint Innovations by the other party.

          (b) Revenue from Joint Innovations. Unless the parties otherwise mutually agree in a project plan contemplated under Section 7.4 (Project Plans), if TiVo subsequently licenses any such Joint Innovation to a Third Party,[*] In no event shall [*]The parties acknowledge that any amounts [*]under this Section 9.2(b) (Revenue from Joint Innovations), if any, [*]any amounts[*] under Section 6 (License Fees and Royalties). [*]will maintain complete, current and accurate records documenting [*]for a period of three (3) years following any expiration or termination of this Agreement. No more than once every other calendar quarter, independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [*] business days' notice and during regular business hours at[*] regular location for maintenance of such records, to conduct an audit of the relevant portions of [*]books of account solely to verify compliance with this Section 9.2(b) (Revenue from Joint Innovations). Such auditor shall return all information, other than the audit results, to [*]and will only disclose the results of the audit to[*]. If any such audit should disclose any underpayment of royalties or other fees, [*]shall promptly pay [*]such underpaid amount,[*] The audit will be conducted at [*]expense, unless the audit reveals that [*]has underpaid [*]by five percent (5%) or more in any calendar quarter, in which case [*]will reimburse[*] for all reasonable costs and expenses incurred by Sony in connection with such audit. Such audits will be conducted no more than once in any period of [*] consecutive months.

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     9.3 Sony Covenant Not to Sue. Sony agrees that, solely as related to TiVo
Technology or Improvements developed by or for TiVo or its Affiliate (whether alone or with a Third Party), Sony and its Affiliates shall not prosecute or assist in the prosecution of any claim, action, or cause of action based upon the purported or actual infringement of any patent rights that Sony or its Affiliate may have or acquire in or to any Sony Improvement against (a) TiVo (or its successors or assigns); (b) any of TiVo's Affiliate (or its successors or assigns); and (c) TiVo's (including its successors' or assigns') direct or indirect licensees or customers; or (iv) any direct or indirect licensees or customers of TiVo's Affiliates. The foregoing covenant, however, shall only apply (a) if such technology was independently developed by or for TiVo without reference to any such Sony patent; and (b) to patents based on such Sony Improvements that Sony files after it has received the TiVo Client Initial Release. If Sony assigns ownership of any Sony Improvement to a Third Party, Sony shall on or before the effective date of such assignment, obtain the written agreement of such Third Party and its Affiliates (and any subsequent assignees and such subsequent assignees' Affiliates) to comply with and be bound by this Section 9.3 (Sony Covenant Not to Sue).

     9.4 Joint Innovations.

          (a) Patent Prosecution.

               (i) One party (the "Prosecuting Party") shall have the first right to pursue patent protection for Joint Innovations, and the other party (the "Non-Prosecuting Party") agrees to take reasonable action to cooperate with the Prosecuting Party in this regard. The Prosecuting Party for each Joint Innovation shall be mutually determined in accordance with the factors listed below in order of priority: (A) if a Joint Innovation is an improvement to, or is based on or derived from, predominantly one party's patent rights and/or other intellectual property, then such party shall be the Prosecuting Party; and
(B) except as set forth in (A) above, if one party is prosecuting or has prosecuted a related patent application which provides a basis for priority for all or part of a Joint Innovation, then such party shall be the Prosecuting Party. If the parties cannot agree on the Prosecuting Party based on the foregoing, then each party shall retain its rights under applicable law to pursue patent or other intellectual property protection for the subject Joint Innovation at its sole expense. The Prosecuting Party shall have the first right to file, prosecute and maintain patent applications and patents for a Joint Innovation. The Non-Prosecuting Party shall promptly reimburse the Prosecuting Party for one-half (1/2) of the Prosecuting Party's out-of-pocket expenses in connection with such activities as they are incurred, provided that if the Non-Prosecuting Party so notifies the Prosecuting Party in writing that it does not wish to reimburse the Prosecuting Party for such expenses, then the Non-Prosecuting Party shall (A) not be responsible for any further costs under this Section 9.4(a) (Patent Prosecution) related to any patent or patent application, in which case all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be solely owned by the Prosecuting Party, and (B) receive a perpetual, irrevocable, worldwide, royalty-free license in and to such patent.

               (ii) In the event the Prosecuting Party fails or declines to take such actions to pursue patent protection with respect to any Joint Innovation in accordance with this Section 9.4(a) (Patent Prosecution), then the Non-Prosecuting Party shall have the right to file, prosecute and maintain such patent applications or patents at its sole expense, in which case all

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right, title and interest in and to such patent or application (as the case may
be) and any patents issuing thereon shall be solely owned by the Non-Prosecuting Party and the Prosecuting Party shall receive a perpetual, irrevocable, worldwide, royalty-free license in and to such patent. The Prosecuting Party shall notify the Non-Prosecuting Party at least [*] days (or such shorter period as is reasonably practicable for deadlines not extendable beyond [ * ] days) prior to the date the next action or filing is due to be taken with respect to a Joint Innovation or a patent application or patent for a Joint Innovation, if the Prosecuting Party does not intend to take any of the foregoing actions with respect to such Joint Innovation or such patent application or patent.

               (b) Enforcement. TiVo and Sony acknowledge that as a joint owner each could be involuntarily joined as a plaintiff in any litigation based upon the intellectual property rights in the Joint Innovations. To avoid such a problem, each party agrees to give notice to the other party of a potential lawsuit (including a counterclaim) and factual basis of such lawsuit prior to filing any such lawsuit. Each party agrees not to file the lawsuit after receipt of notice from the other party without the prior written approval of the party giving notice. In the event that any legal action is commenced against any Third Party for claims arising out of or related to any Joint Innovation, the party participating in such an action agrees to indemnify the non-participating party against any and all damages, penalties, costs and expenses incurred by the non-participating party (including reasonable attorney's fees) in connection with such action.

               (c) Cooperation. During the term of this Agreement, and thereafter with respect to patent rights for Joint Innovations, each of TiVo and Sony shall keep the other reasonably informed as to the status of patent matters pertaining to such Joint Innovations, as applicable, including providing to the other party copies of any significant documents that such party receives from or sends to patent offices, such as, without limitation, notices of interferences, re-examinations, oppositions or requests for patent term extensions, all as reasonably requested by the other party. TiVo and Sony shall each reasonably cooperate with and assist the other in connection with such activities, at the other party's request and expense, and shall use good faith efforts to consult with each other regarding the prosecution and maintenance of Sony's patent rights and TiVo's patent rights as is reasonably appropriate.

               (d) Power of Attorney. In accordance with the foregoing, the parties agree to execute a limited power of attorney in the form set forth in Exhibit L (Form of Power of Attorney) to enable each other to execute license agreements in the Joint Innovations in the names of both joint owners of intellectual property in jurisdictions which require such signatures to make a license enforceable.

     10. Confidentiality.

     10.1 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement. The Receiving Party will not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement (including the sublicense rights to CE Sublicensees) or in writing by the Disclosing Party. The Receiving

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Party may also disclose any Confidential Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process; provided, that the Receiving Party gives the Disclosing Party prompt written notice sufficient to allow the Disclosing Party to seek a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

     10.2 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is reasonably necessary for Sony to exercise its rights in compliance with, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Section 10 (Confidentiality). In addition, TiVo Confidential Information may be disclosed by Sony to a CE Sublicensee who enters into a CE Sublicense Agreement, provided such CE Sublicensee is advised of the confidential nature thereof. Confidential Information in the form of TiVo Source Code may only be disclosed to Authorized Personnel in accordance with the terms of Section 2.4(a) (Handling of TiVo Source Code).

11.  Representations and Warranties.

     11.1 TiVo Representations and Warranties. TiVo hereby represents and warrants that:

          (a) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (b) this Agreement has been duly authorized by all necessary corporate action of TiVo;

          (c) it has all requisite power and authority to enter into and perform all of its obligations under this Agreement;

          (d) there are no approvals, authorization, or other actions or filings with any Third Party that are required to be obtained or made by TiVo in connection with its execution of, and the consummation of the transactions contemplated under, this Agreement;

          (e) except for TiVo Foreign Rights, all TiVo Technology is owned solely by TiVo and not by its Affiliates; and

          (f) on the date of Sony's acceptance of each of the TiVo Client Interim Releases, TiVo Server Interim Releases, TiVo Client [*]and TiVo Server[
* ], the TiVo Technology provided to Sony under this Agreement, in the form provided by TiVo, when operated in

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conjunction with the Third Party Technology specified in Exhibit E (Third Party
Technology) and in the environment specified in Exhibit A (TiVo Technology), shall be sufficient to enable Sony to operate a personal video recording service equivalent to the version of the TiVo Service embodied by that release.

     11.2 Sony Representations and Warranties. Sony hereby represents and warrants that:

          (a) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (b) this Agreement has been duly authorized by all necessary corporate action of Sony;

          (c) it has all requisite power and authority to enter into and perform all of its obligations under this Agreement; and

          (d) there are no approvals, authorization, or other actions or filings with any Third Party that are required to be obtained or made by Sony in connection with its execution of, and the consummation of the transactions contemplated under, this Agreement.

          11.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN
SECTION 3.4 (TIVO TECHNOLOGY WARRANTIES; WARRANTY LIMITATION) AND THIS SECTION 11 (REPRESENTATIONS AND WARRANTIES), NEITHER PARTY MAKES ANY WARRANTIES AS TO THE TECHNOLOGY, SERVICES OR SUPPORT PROVIDED HEREUNDER AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

12.  Indemnification.

     12.1 TiVo Indemnification Obligation.

          (a) Indemnity. TiVo, at its own expense, shall defend, indemnify and hold harmless directly, Sony, (including, without limitation, its directors, officers, and employees), and the Sony Primary Affiliates (including, without limitation, their directors, officers, and employees) and indirectly, for Claims brought through Sony or a Sony Primary Affiliate, Sony's Affiliates and CE Sublicensees (collectively, the "Sony Indemnitees") from and against any Claims based on allegations that (i) the TiVo Technology provided to Sony (or modified by Sony or Sony Affiliates at TiVo's direction) (including Claims of contributory or inducement of infringement (A) of a Third Party's rights (other than patents) based solely on the use of the TiVo Technology in conjunction with the TiVo Service or (B) of a Third Party's patents based solely on the use of the TiVo Technology; provided that in (A) and (B), such TiVo Technology is used solely in accordance with the reference design(s) (e.g., the set-top box manufactured by or for Sony Corporation of America under the LOI (as defined in Section 15.12 (Entire Agreement) as of the Effective Date) and as further described in Exhibit A (TiVo Technology) without modification to such reference design(s) (such Claims of contributory or inducement of infringement hereafter referred to as the "Specified Contributory Claims") or (ii) the TiVo Marks, infringes any Third Party's patents, copyrights or trademarks or misappropriates any Third Party's trade secrets in any jurisdiction.

          (b) Mitigation. If TiVo receives notice of an alleged infringement or believes that a Claim based on infringement is likely, or if Sony's use of the TiVo Technology is prevented by an injunction, TiVo may, at its sole option and expense, (i) procure for the Sony Indemnitees the right to continue use of the TiVo Technology or the TiVo Marks at TiVo's sole expense; (ii) modify the TiVo Technology, without adversely affecting the functionality of the TiVo Technology, so that it no longer infringes; (iii) replace the infringing portion of the TiVo Technology or the TiVo Marks with technology that does not diminish the functionality of the TiVo Technology previously provided to the Sony Indemnitees; or (iv) if none of the foregoing alternatives is feasible, [*]based on the amount Sony or the CE Sublicensee must pay to such Third Party; provided that[ * ] shall only apply to products distributed in the jurisdiction giving rise to the infringement claim.

          (c) Exceptions. TiVo shall have no liability to or for any such Claims based on (i) any Third Party Technology; (ii) any Improvement of the TiVo Technology made by Sony to the extent such Claim is directed against such Improvement (except, however, with respect to any such Improvement undertaken by Sony at TiVo's direction); (iii) any use of the TiVo Technology in combination with products, services or technology (A) not supplied by TiVo, or (B) not required by Sony under the Agreement for use of the TiVo Technology as licensed hereunder (i.e., this exception does not apply to the combination of the TiVo Technology and the Third Party Technology or the combination of the TiVo Technology and any hardware specifically identified by TiVo); or (C) any use of an infringing version of the TiVo Technology once a non-infringing version has been made available by TiVo, without additional cost, to Sony.

          (d) Entire Obligation. The foregoing states TiVo's entire liability and Sony's sole and exclusive remedy with respect to any infringement of any patents, copyrights, trademarks, trade secrets or other proprietary rights of any Third Party whether direct or contributory. Notwithstanding the foregoing, in the event that Sony's use of the TiVo Technology is prevented by an injunction and TiVo is unable to procure a remedy under subsections (i), (ii) or
(iii) in clause (b) above, nothing in this Section 12.1(d) (Entire Obligation) shall be deemed to prevent Sony from seeking a refund of any license fees Sony has paid to TiVo for the component of the TiVo Technology related to use in the jurisdiction giving rise to the Claim of infringement.

     12.2 Sony Indemnity. Sony, at its own expense, shall defend, indemnify and hold harmless, TiVo (including, without limitation, its directors, officers and employees) and its Affiliates (including, without limitation, their directors, officers and employees) from and against any Claims (a) based on allegations that any Sony Improvements to the TiVo Technology made by Sony or its Affiliates (other than any such Improvement undertaken by Sony at TiVo's direction) infringe any Third Party's patents, mask works or copyrights or misappropriates any

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

Third Party's trade secrets in any jurisdiction; including, without limitation, Claims alleging that Sony's or its Affiliates' use of the TiVo Technology contributed toward or induced infringement of a Third Party's rights (unless such Claims are Specified Contributory Claims; or (b) based on bodily injury including death, or damage to real property or tangible personal property or otherwise resulting from or in connection with the use, manufacture, sale or distribution of any Sony Product or other product or service offered or provided by Sony or its Affiliates containing or using all or any portion of the TiVo Technology (except, to the extent the personal or property damage is shown to have been caused by such TiVo Technology; in which case, each party shall bear their proportional responsibility). The foregoing states Sony's entire liability and TiVo's sole and exclusive remedy with respect to any infringement of any patents, copyrights, trade secrets or other proprietary rights of any Third Party whether direct or contributory and any Claims based on Sony product liability.

     12.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Section 12 (Indemnification) shall promptly notify the other party (the "Indemnitor") in writing of any Claim in respect of which the Indemnitee (or any other party identified as being eligible for indemnification under Section 12.1 (TiVo Indemnification Obligation) or 12.2 (Sony Indemnity) above) intend to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity agreement in this Section 12 (Indemnification) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim, only if materially prejudicial to its ability to defend such Claim, shall relieve such Indemnitor of any liability to the Indemnitee (or any other party identified as being eligible for indemnification under Section 12.1 (TiVo Indemnification Obligation) or 12.2 (Sony Indemnity) above). The Indemnitor will select legal counsel with experience in similar actions and from a law firm having at least fifty (50) attorneys. The Indemnitee under this Section 12.3 (Procedure) (or any other party identified as being eligible for indemnification under Section 12.1 (TiVo Indemnification Obligation) or 12.2 (Sony Indemnity) above) shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Claim covered by this indemnification.

13.  Term and Termination.

     13.1 Term. The term of this Agreement shall begin on the Effective Date and continue for a period of seven (7) years, unless sooner terminated pursuant to this Section 13 (Term and Termination).

     13.2 Termination.

          (a) Termination for Material Sony Breach. TiVo may terminate this Agreement if Sony commits a Material Sony Breach, TiVo gives notice to Sony of a Material Sony Breach and Sony fails to cure such breach within [*] days of receipt of notice of such breach. For purposes of this Section 13.2(a), prior to a[*], a Material Sony Breach under the

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

TiVo International Technology License Agreement shall constitute a Material Sony Breach under this Agreement and TiVo shall have the right to terminate this Agreement as provided herein; provided, however, that any single incident that constitutes a breach under this Agreement and under the TiVo International Technology License Agreement shall only be treated as a single breach for purposes of determining whether Sony has committed a Repeated Breach such that a Sony Material Breach has occurred under this Agreement. After a[*], if Sony commits a Material Sony Breach under the TiVo International Technology License Agreement, TiVo may not terminate this Agreement; provided, however, that to the extent that Sony has committed breaches but such breaches do not amount to a Repeated Breach under this Agreement as of the date of the[*], only those incident(s) that constitute breaches solely under this Agreement (as such agreement would be in effect after the[*] and not under the TiVo International Technology License Agreement) shall be treated as breaches for purposes of determining whether Sony will have committed a Repeated Breach such that a Material Sony Breach will have occurred under this Agreement.

          (b) Termination for Other Sony Breaches. Prior to a[*], TiVo may terminate this Agreement and the TiVo International Technology License Agreement if Sony materially breaches its obligations under this Agreement (but such breach does not meet the definition of a Material Sony Breach hereunder) and fails to cure such breach within [*] days of receipt of notice of such breach. After a[*], if Sony materially breaches its obligations under this Agreement (but such breach does not meet the definition of a Material Sony Breach), TiVo may terminate only this Agreement and not the TiVo International Technology License Agreement. For clarification, after a[*], TiVo may not terminate this Agreement if Sony materially breaches its obligations under the TiVo International Technology License Agreement. In any event, for Material Sony Breaches, TiVo may choose to give notice and obtain the remedy under either
Section 13.2(a) (Termination for Material Sony Breach) or 13.2(b) (Termination for Other Sony Breaches) but not both sections.

          (c) Termination for TiVo Material Breach. Sony may terminate this Agreement and the TiVo International Technology License Agreement if TiVo (or any of its Affiliates) materially breaches this Agreement and fails to cure such breach within [*] days of receipt of written notice thereof by Sony.

          (d) Termination for TiVo Bankruptcy. Sony may terminate this Agreement immediately upon written notice if any of the following occurs and is not rescinded or dismissed within [*] days: if TiVo files for, or has filed against it, a petition for bankruptcy under the Federal Bankruptcy Code, makes an assignment for the benefit of creditors, becomes insolvent, becomes unable to pay its debts as they become due, or if a receiver, liquidating officer or trustee is appointed for substantially all of the assets of TiVo.

          (e) Termination for TiVo Maintenance Breach. Sony may terminate this Agreement and the TiVo International Technology License Agreement if TiVo (or any of its Affiliates) materially breaches its maintenance obligations under
Section 5.1(b) (TiVo

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Maintenance) and fails to cure such breach within [*] days of receipt of written notice thereof by Sony.

13.3 Effect of Termination.

     (a) Termination for a Material Sony Breach. In the event this Agreement is terminated in accordance with the terms of Section 13.2(a) (Termination for Material Sony Breach) or under Section 9.2(a) (Termination for Material Sony Breach) of the TiVo International Technology License Agreement, this Agreement shall terminate and, in particular, all licenses granted under Section 2 (License Grants) and Section 4 (Branding and Use of TiVo Marks) shall immediately terminate.

     (b) Termination for a Sony Breach Other than Sony Material Breach. In the event of termination of this Agreement in accordance with the terms of Section 13.2(b) (Termination for Other Sony Breaches) or under Section 9.2(b) (Termination for Other Sony Breaches) of the TiVo International Technology License Agreement, all licenses granted to Sony and its Affiliates in Section 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2 (TiVo Technology License (worldwide)), 2.5 (Documentation License) and Section 4 (Branding and Use of TiVo Marks) shall continue in full force and effect; provided, that TiVo will no longer be obligated to provide Sony and its Affiliates with any additional TiVo Technology, engineering services or maintenance. Further, upon any such termination by TiVo, Sony and its Affiliates shall continue to otherwise comply with the terms and conditions of this Agreement and Sony shall continue to pay to TiVo any royalties, fees or consideration required pursuant to Section 6.3 (Royalties) and any fees or other consideration required pursuant 6.2 (Japan Sublicense Fees) for any sublicenses previously granted.

     (c) Termination for a TiVo Material Breach. In the event of termination of this Agreement by Sony in accordance with the terms of Section 13.2(c) (Termination for TiVo Material Breach) or under Section 9.2(c) (Termination for TiVo International Material Breach) of the TiVo International Technology License Agreement, all licenses granted to Sony in Section 2 (License Grants) and
Section 4 (Branding and Use of TiVo Marks) shall continue in full force and effect; provided, that Sony or its Affiliate does not commit a Material Sony Breach and that Sony or its Affiliate continues to pay to TiVo any royalties, fees or consideration required pursuant to Section 6.2 (Japan Sublicense Fees) and 6.3 (Royalties) and provided further that Sony's right to grant sublicense rights under Sections 2.1(c) (TiVo Client Technology Sublicense) and (d) (TiVo Server Technology Sublicense) shall only survive for the remainder of the seven
(7) year term of this Agreement.

     (d) Termination for TiVo Bankruptcy. In the event of termination of this Agreement by Sony in accordance with the terms of Section 13.2(d) (Termination for TiVo Bankruptcy), all licenses granted to Sony in Section 2 (License Grants) and Section 4 (Branding and Use of TiVo Marks) shall continue in full force and effect; provided, that Sony or its Affiliate does not commit a Material Sony Breach and that Sony continues to pay to TiVo any royalties, fees or consideration required pursuant to Section 6.2 (Japan Sublicense Fees) and 6.3

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

(Royalties) and provided further that Sony's right to grant sublicense rights under Sections 2.1(c) (TiVo Client Technology Sublicense) and (d) (TiVo Server Technology Sublicense) shall only survive for the remainder of the seven (7) year term of this Agreement. Notwithstanding the foregoing, TiVo acknowledges that Sony's obligations under Section 4 (Branding and Use of TiVo Marks) will immediately cease if TiVo exercises its rights under Federal Bankruptcy Code
Section 365(n) to reject this Agreement. All licenses granted to Sony under or pursuant to this Agreement are and shall be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code, as amended. The parties agree that Sony, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended.

     (e) Expiration. In the event of expiration of this Agreement, all licenses granted to Sony in Section 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2 (TiVo Technology License (worldwide)) and Section 2.5 (Documentation License) shall continue in full force and effect; provided, that Sony or its Affiliate does not commit a Material Sony Breach and that Sony continues to pay to TiVo any royalties required pursuant to Section 6.3 (Royalties) and any fees or other consideration required pursuant to Section 6.2 (Japan Sublicense Fees) for any sublicenses previously granted.

     (f) End User Agreements. Any End User licenses granted pursuant to Section 2 (License Grants) shall not be affected by termination of this Agreement and shall continue in full force and effect; provided, such End User continues to comply with the terms and conditions of the applicable End User License Agreement.

     (g) Survival.

          (i) In the event that this Agreement is terminated due to a Material Sony Breach, the provisions of Sections 1 (Definitions), 6 (License Fees and Royalties), 8 (Payments and Taxes), 9 (Ownership), 10 (Confidentiality), 11.3 (Warranty Disclaimer), 12 (Indemnification), 13.3 (Effect of Termination), 13.4 (No Liability for Termination), 14 (Limitation of Liability), and 15 (General Provisions) shall survive any such termination of this Agreement. The parties also acknowledge that any CE Sublicense Agreements existing at the time of any termination of this Agreement shall continue in full force and effect; provided that the applicable CE Sublicensee continues to comply with the terms and conditions of the CE Sublicense Agreement and Sony continues to pay to TiVo any fees or other consideration required pursuant to Section 6.2 (Japan Sublicense
Fees) for such CE Sublicense Agreement. Additionally, TiVo agrees that it will offer to provide TiVo Maintenance to each CE Sublicensee that has a CE Sublicensee Agreement in effect with Sony at the time of termination in accordance with the same terms and conditions offered to Sony under the terms of this Agreement, and TiVo will provide such TiVo Maintenance to the CE Sublicensees subject to their payment of the applicable fees for such services

          (ii) In the event that this Agreement expires or is terminated due to any reason other than a Material Sony Breach, the provisions of Sections 1 (Definitions), 2 (License Grants), 4 (Branding and Use of TiVo Marks), 6 (License Fees and Royalties), 8 (Payments and Taxes), 9 (Ownership), 10 (Confidentiality), 11.3 (Warranty Disclaimer), 12 (Indemnification),

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

13.3 (Effect of Termination), 13.4 (No Liability for Termination), 14 (Limitation of Liability), and 15 (General Provisions) shall survive any expiration or termination of this Agreement. The parties also acknowledge that any CE Sublicense Agreements existing at the time of any termination of this Agreement shall continue in full force and effect; provided that the applicable CE Sublicensee continues to comply with the terms and conditions of the CE Sublicense Agreement and Sony continues to pay to TiVo any fees or other consideration required pursuant to Section 6.2 (Japan Sublicense Fees) for such CE Sublicense Agreement.

     13.4 No Liability for Termination. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to the terminating party's exercise of its termination rights under this Agreement. In particular, without in any way limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits or anticipated sales directly related to such exercise of termination rights.

14.  Limitation of Liability.

     14.1 Exclusions. Except for a breach of Sections 2 (License Grants) or 10 (Confidentiality) and each party's indemnity obligations under Section 12 (Indemnification), in no event will either party be liable under this Agreement under any contract, negligence, strict liability, tort or other legal or equitable theory for any incidental, special or consequential damages of any nature whatsoever, (including without limitation, loss of profits, other commercial loss, or cost of procurement of substitute technology or services), arising out of or in connection with this Agreement, even if such party has been advised of the possibility of such damages and even if any exclusive remedy stated in this Agreement is deemed to fail of its essential purpose.

     14.2 Liability Cap. Except for a breach of Sections 2 (License Grants) or 10 (Confidentiality) and each party's indemnity obligations under Section 12 (Indemnification), in no event will either party's cumulative liability under or in connection with this Agreement and the TiVo International Technology License Agreement exceed an amount equal to the aggregate amount of all fees paid or due by Sony or its Affiliates to (a) TiVo under this Agreement and (b) TiVo International under the TiVo International Technology License Agreement. This limitation of liability is cumulative, with all payments for Claims in connection with this Agreement being aggregated to determine satisfaction of the limit. The existence of one or more Claims will not enlarge the limit.

15.  General Provisions.

     15.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

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

     15.2 Governing Law and Jurisdiction. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to the application of principles of conflicts of laws that would result in application of laws of jurisdictions other than the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the courts of the United States for a judicial district within the territorial limits of the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above will be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in the courts of the State of California and the courts of the United States for a judicial district within the territorial limits of the State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that (a) any action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum; or (b) in connection with any action, such party is not (or that such party's assets are not) subject to the jurisdiction of such court.

     15.3 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (a) on the date received, if delivered by hand or by facsimile, (b) on the next business day following delivery thereof to an air courier for overnight delivery, or (c) on the fifth business day after deposit into either the United States or Japan mail service (as applicable), postage prepaid, return receipt requested.

To:  TiVo Inc.                          To:  Sony Corporation
     Chief Executive Officer                 President
     2160 Gold Street                        Network Terminal Solutions Company,
     Alviso, CA 95002                        Home Network Company
                                             2-10-14 Osaki, Shinagawa-ku
     Fax (408) 519-5330                      Tokyo 141-0032
                                             Fax 011 81 3 3495 3925

With a copy to:                       With a copy to:
      TiVo Inc.                           Sony Corporation

     General Counsel:  Matthew Zinn       Legal Department: Attn General Manager
     2160 Gold Street                     6-7-35 Kitashinagawa, Shinagawa-ku
     Alviso, CA 95002                     Tokyo 141-0001
     Fax (408)519-5330                    Fax011 81 3 5448 7466

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

With a copy to:                         With a copy to:
      Mike Stern                               Mark F. Radcliffe, Esq.
      Cooley Godward LLP                       Gray Cary Ware & Freidenrich LLP
      Five Palo Alto Square                    400 Hamilton Avenue
      3000 El Camino Real                      Palo Alto, CA 94301-1833
      Palo Alto, CA 94306                      Fax (650) 833-2001
      Fax (650) 849-7400

     15.4 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Sections 2 (License Grants), 9 (Ownership), or 10 (Confidentiality) will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under this Agreement, in addition to any and all remedies available at law.

     15.5 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     15.6 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decisions, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     15.7 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     15.8 Confidentiality of Agreement. Neither Party will disclose any terms of this Agreement except as required by law. Notwithstanding the foregoing, either party may disclose the terms of this Agreement with (a) its advisors and counselors so long as such advisors and counselors are bound by obligations of confidentiality; and (b) any Third Parties bound by written obligations of confidentiality in order to facilitate the exploration of a business combination with such Third Parties.

     15.9 Export Controls. Each Party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     15.10 Assignment. This Agreement may not be assigned by either party without the other party's prior written consent, and any such attempted assignment will be void and of no effect. Notwithstanding the foregoing, however, (a) Sony may assign this Agreement, without restriction, to a Sony Source Code Affiliate; and (b) TiVo may assign this Agreement, without

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

restriction, in the event of a sale or other transfer of all or substantially all the relevant assets or equity (whether by sale of assets or stock or by merger or other reorganization) (except that in the case of an assignment by TiVo, TiVo agrees to provide Sony with notice of any transaction giving rise to the assignment not later than the date that TiVo is required to give notice of such transaction to its stockholders). Subject to the above restriction on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the parties.

     15.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     15.12 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any prior or collateral agreements with respect to the subject matter hereof and the terms and conditions of this Agreement shall govern and control the rights and obligations of Sony and its Affiliates related to the TiVo Technology licensed hereunder. The parties acknowledge that the foregoing statement does not modify or terminate the Letter of Intent dated August 6, 1999 (the "LOI") between TiVo and Sony Corporation of America. This Agreement may only be changed by written mutual agreement of authorized representatives of the parties.

     15.13 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for payments of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other causes that are beyond the reasonable control of such party.

                [Remainder of this page intentionally left blank]

     In Witness Whereof, the parties hereto have duly executed this Agreement by their respective duly authorized officers.

TiVo Inc.                                    Sony Corporation


By:       /s/ Michael Ramsay                 By:    /s/ Koichiro Tsujino
      -------------------------------               ----------------------------
         Michael Ramsay                             Koichiro Tsujino

Title:   President, CEO                      Title: President, Network Terminal
      -------------------------------              -----------------------------
                                                    Solutions Company
                                                   -----------------------------

Date:    10/12/01                            Date:   10/12/01
      -------------------------------              -----------------------------

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